UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
BROADSTONE NET LEASE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statements, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11
207 High Point Drive, Suite 300
Victor, New York 14564

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, April 30, 2026 at 1:00 p.m., Eastern Time

Place:	Online at www.proxydocs.com/BNL

Items of Business:
1.To elect directors to our Board of Directors for the ensuing year;
2.To approve, in a non-binding advisory vote, the compensation of our named executive officers as further described in this Proxy Statement;
3.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending
December 31, 2026; and
4.To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Record Date:	Stockholders as of the close of business on March 2, 2026 are entitled to vote.

Proxy Voting:	You can authorize a proxy to vote your shares:

Internet	By visiting www.proxydocs.com/BNL

Phone	By calling 1-866-390-5372

Mail	By signing and returning your proxy card if you received paper materials
For shares held through a broker, bank, or other nominee, you may vote by submitting voting instructions to your broker, bank, or other nominee. Regardless of whether you expect to attend the meeting, please vote your shares ahead of time by authorizing a proxy to vote your shares in one of the ways outlined above. If, after providing voting instructions, you later decide to change your vote, you may do so by (i)
delivering a written statement to the Secretary of the Company stating that the proxy is revoked, which must be received prior to the Annual Meeting; (ii) submitting a subsequent proxy with a later date (provided such proxy is received prior to the Annual Meeting); or (iii) attending the Annual Meeting virtually and voting electronically during the Annual Meeting. Your subsequent proxy authorization will supersede any proxy authorization you previously made.

By Order of the Board of Directors of Broadstone Net Lease, Inc.,

John D. Callan, Jr.
SVP, General Counsel, and Secretary
March 20, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2026
Our Annual Report for the fiscal year ended December 31, 2025, the Notice of Annual Meeting of
Stockholders, this Proxy Statement, and a form of proxy are available at www.proxydocs.com/BNL.

We are pleased to comply with rules adopted by the Securities and Exchange Commission that allow companies to distribute their proxy materials over the Internet. On or about March 20, 2026, we mailed or otherwise made available to our stockholders of record at the close of business on March 2, 2026 a Notice of
Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report for the fiscal year ended December 31, 2025. The Notice of Internet Availability also includes instructions to access your form of proxy to vote via the Internet.
Internet distribution of our proxy materials is designed to ensure faster receipt of such materials by our stockholders, lower the cost of the Annual Meeting, and is more environmentally friendly than mailing materials. If you would prefer to receive paper proxy materials, please follow the instructions included in the
Notice of Internet Availability.

1	2026 Proxy Statement
207 High Point Drive, Suite 300
Victor, New York 14564

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2026

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

We are providing you with this Proxy Statement, which contains information about the items to be voted upon at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Our principal executive offices are located at 207 High Point Drive, Suite 300, Victor, New York 14564. The words “we,” “us,” “our,” or
“Company,” refer to Broadstone Net Lease, Inc.
When and where is the Annual Meeting?
The Annual Meeting will be held on Thursday, April 30, 2026, at 1:00 p.m., Eastern Time. The Annual
Meeting will be a completely virtual meeting of stockholders. You may attend the Annual Meeting virtually, and vote your shares electronically, by visiting www.proxydocs.com/BNL. In order to attend, you must register in advance at www.proxydocs.com/BNL prior to the deadline of Monday, April 27, 2026 at 5:00 p.m.,
Eastern Time. Upon completing your registration, you will receive further instructions via e-mail that you must follow in order to attend the Annual Meeting.
What is this document and why did I receive it?
We have made the Proxy Statement and the proxy card available to you via the Internet or, upon your request, have delivered printed copies of these materials to you by mail. This Proxy Statement is being furnished to you as a stockholder of Broadstone Net Lease, Inc. because our Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement contains information that stockholders should consider before voting on the proposals to be presented at the Annual Meeting.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
We have elected to provide access to our proxy materials on the Internet in accordance with rules adopted by the Securities and Exchange Commission (the “SEC”). Accordingly, on or about March 20, 2026, we mailed or otherwise made available to our stockholders of record at the close of business on March 2, 2026 (the
“Record Date”) a Notice of Internet Availability. The Notice of Internet Availability contains instructions on how to access our proxy materials, including our Proxy Statement and Annual Report for the fiscal year ended
December 31, 2025. The Notice of Internet Availability also includes instructions to access your form of proxy to vote via the Internet.
Internet distribution of our proxy materials is designed to ensure faster receipt of such materials by our stockholders, lower the cost of the Annual Meeting, and is more environmentally friendly than mailing materials. If you would prefer to receive paper proxy materials, please follow the instructions included in the
Notice of Internet Availability.
What is a Proxy?
A proxy is a person who votes the shares of stock of another person who is not able to attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing the designated officers of the Company as your proxy and you are giving them authority to vote your shares of the Company's common stock, $0.00025 par value per share (the “Common
Stock”) at the Annual Meeting. The appointed proxies will vote your shares of Common Stock as you instruct unless you submit your proxy without instructions. If you submit your proxy without instructions, the proxies will

2	2026 Proxy Statement
vote in accordance with the recommendation of our Board of Directors with respect to any proposals to be voted upon or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, the proxies will not vote your shares of Common Stock. Therefore, it is important for you to return the proxy card to us (or submit your proxy via telephone or electronically) as soon as possible, regardless of whether you plan on attending the meeting.
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will vote upon the following proposals:
1.To elect directors to our Board of Directors for the ensuing year;
2.To approve, in a non-binding advisory vote, the compensation of our named executive officers as further described herein;
3.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
4.To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.
Members of our management team will be available during the Annual Meeting to respond to questions from our stockholders. In addition, representatives of Deloitte & Touche LLP, our independent registered public accounting firm, are expected to be available during the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.
How is this solicitation being made and who will bear the costs of soliciting votes?
Solicitation of proxies will be primarily by mail. Our directors, officers, and employees, none of whom will receive additional compensation for their services, may also solicit proxies by telephone, in person, or by e-
mail. We have hired Donnelley Financial Solutions (“Donnelley”) and Mediant Inc. (“Mediant”) to assist us in the distribution of our proxy materials. All the expenses of preparing, assembling, printing, and mailing the materials used in the solicitation of proxies will be borne by us, and we will pay Donnelley and Mediant customary fees and expenses for these services. We do not anticipate any expenses attributed to the solicitation of proxies at this time.
Will my vote make a difference?
Yes! Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY
IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder proxies. We encourage you to participate in the governance of our Company.
Who is entitled to vote?
Holders of record of our shares of Common Stock as of the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. As of the Record Date, there were 191,588,366 shares of our Common
Stock issued and outstanding and entitled to vote at the Annual Meeting. Each such outstanding share of
Common Stock entitles its holder to cast one vote on each proposal to be voted on during the Annual Meeting.
What constitutes a quorum?
A quorum of stockholders is required for stockholders to take action at the Annual Meeting, except that the Annual Meeting may be adjourned if less than a quorum is present. The presence, either in person or by proxy, of at least a majority of the shares of Common Stock entitled to be cast at the Annual Meeting on any matter will constitute a quorum. If a quorum is not present at the Annual Meeting, or if a quorum is present but sufficient votes to approve a proposal are not received, the chairman of the Annual Meeting may adjourn the
Annual Meeting from time to time to a date not more than 120 days from the original Record Date to permit further solicitation of proxies.

3	2026 Proxy Statement
How is a quorum determined?
For the purpose of determining whether a quorum is present at the Annual Meeting, shares that are voted “For,” “Against,” or “Abstain,” as applicable, will be treated as being present at the Annual Meeting.
Accordingly, if you have returned a valid proxy or attend the Annual Meeting, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters. Broker non-votes (defined below) will also be counted as present for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.
How do I vote?
If you are a registered stockholder as of the Record Date, you may vote electronically by attending the Annual Meeting and following instructions to vote. Additionally, you may use any of the following options for authorizing a proxy to vote your shares prior to the Annual Meeting:
1.Via the Internet by visiting www.proxydocs.com/BNL and following the on-screen instructions;
2.By telephone by calling 1-866-390-5372 and following the instructions; or
3.By mail by completing, signing, dating, and returning your proxy card if you have received paper materials.
If you authorize a proxy by telephone or Internet, you are not required to mail your proxy card. See the attached proxy card for additional instructions on how to vote.
All proxies that are properly executed and received by us prior to the Annual Meeting, and are not revoked, will be voted at the Annual Meeting in accordance with the instructions on those proxies.
Even if you plan to attend the Annual Meeting, we urge you to submit a proxy via the Internet, or by telephone or mail, to ensure the representation of your shares at the Annual Meeting.
What happens if I submit my proxy without providing voting instructions on all proposals?
If no instructions are specified on a properly executed proxy, it will be voted as follows:
•If you are a stockholder of record, “FOR” the election of each of the Director nominees set forth in Proposal No. 1 of this Proxy Statement. If you are a beneficial owner whose shares are held of record by a broker, a broker non-vote will occur and no vote will be cast.
•If you are a stockholder of record, “FOR” the non-binding approval of executive compensation in fiscal 2025 as described more fully in Proposal No. 2 of this Proxy
Statement. If you are a beneficial owner whose shares are held of record by a broker, a broker non-vote will occur and no vote will be cast.
•If you are a stockholder of record or if you are a beneficial owner whose shares are held of record, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described more fully in Proposal No. 3 of this Proxy Statement.
How do I vote if I hold my shares in “street name”?
If your shares are held by your bank or broker as your nominee (that is, in “street name”), you are considered the beneficial owner of your shares, but your bank or broker is considered the record owner. You should receive a proxy or voting instruction form from the institution that holds your shares. Follow the instructions included on that form regarding how to instruct your broker to vote your shares.

4	2026 Proxy Statement
Can I change or revoke my vote?
Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke your proxy by: (i) delivering a written statement to the Secretary of the Company stating that the proxy is revoked, which must be received prior to the Annual Meeting; (ii) submitting a subsequent proxy with a later date (provided such proxy is received prior to the Annual Meeting); or (iii) attending the Annual Meeting virtually and voting electronically during the Annual Meeting.
If we receive your proxy authorization by telephone or over the Internet, we will use procedures reasonably designed to authenticate your identity, to allow you to authorize the voting of your shares in accordance with your instructions and to confirm that your instructions have been properly recorded. To revoke a proxy previously submitted by Internet, telephone, or mail, you may simply authorize a proxy again at a later date using the procedures set forth above, but before the deadline for Internet, telephone, or mail voting, in which case the later submitted proxy will be recorded and the earlier proxy revoked.
If your shares are held by your broker or bank as a nominee or agent, you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.
What happens if additional proposals are presented at the Annual Meeting?
Other than the matters described in this Proxy Statement, we do not expect any additional matters to be presented for a vote at the Annual Meeting. If other matters are presented and you are voting by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and then disclose the final results in a Current Report on Form 8-K filed with the SEC within four business days after the date of the Annual
Meeting. If final voting results are not known when such Form 8-K is filed, they will be announced in an amendment to such Form 8-K within four business days after the final results become known.
How can I get additional copies of this Proxy Statement and additional information?
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC.
You may obtain additional copies of this Proxy Statement and all other documents filed by us with the SEC free of charge from our website at https://investors.bnl.broadstone.com, or by calling our Investor Relations team at
585-287-6500.
Our website address is provided for your information and convenience. Our website is not incorporated into this Proxy Statement and should not be considered part of this Proxy Statement. Additionally, you may read and copy any reports, statements or other information we file with the SEC free of charge on the website maintained by the SEC at http://www.sec.gov.

5	2026 Proxy Statement

2025 HIGHLIGHTS

Financial Highlights
During fiscal 2025, we:
•Invested $748.4 million, including $429.9 million in new property acquisitions, $209.3 million build-to-suit developments, $100.8 million in transitional capital, and $8.3 million in revenue generating capital expenditures. The new property acquisitions and revenue generating capital expenditures had a weighted average initial cash capitalization rate of 7.0%, weighted average remaining lease term of 14.2 years, weighted average annual rent increase of 2.6%, and a weighted average straight-line yield of 8.4%.
•Sold, on a forward basis, 621,487 shares of our Common Stock at a weighted average price per share of $18.33 for estimated net proceeds of approximately $11.0 million under our at-the-market Common Stock program (“ATM Program”), none of which has settled.
These sales may be settled, at our discretion, at any time prior to December 2026.
Additionally, the Company settled 2,187,700 shares under existing forward sale agreements and received net proceeds of approximately $38.4 million.
•Extended the maturity date of our $1.0 billion revolving credit facility from March 2026 to
March 2029 and entered into a $500.0 million unsecured term loan expiring March 2028, of which $400.0 million was used to repay an existing term loan scheduled to mature in 2026.
•Completed a public offering of $350.0 million 5.000% senior unsecured notes due in 2032, issued at 99.151% of the principal amount. The proceeds were used to repay borrowings on the unsecured revolving credit facility, to fund investments in real estate, and for general corporate purposes. In conjunction with this offering, we terminated $335.0 million in existing interest rate swaps to realign our notional swap value with our floating rate exposure as a result of our public bond offering.
•Maintained strong occupancy levels throughout the year, ending with 99.8%.
•Collected 99.8% of base rents due during the year for all properties under lease.
•Generated net income of $99.4 million or $0.50 per diluted share.
•Generated funds from operations (“FFO”) of $290.3 million or $1.46 per diluted share.(1)
•Generated core funds from operations (“Core FFO”) of $300.5 million or $1.51 per diluted share.(1)
•Generated adjusted funds from operations (“AFFO”) of $296.3 million or $1.49 per diluted share, representing a 4.2% increase compared to 2024.(1)
•Ended the year with total outstanding debt and Net Debt of $2.5 billion, Pro Forma Net Debt of $2.5 billion, a Net Debt to Annualized Adjusted EBITDAre ratio of 6.0x, and a Pro Forma
Net Debt to Annualized Adjusted EBITDAre ratio of 5.8x.(1)
(1)FFO, Core FFO, AFFO, Net Debt, Pro Forma Net Debt, Annualized Adjusted EBITDAre, and Pro Forma Net Debt to
Annualized Adjusted EBITDAre are performance measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We present these non-GAAP measures as we believe certain investors and other users of our financial information use them as part of their evaluation of our historical operating performance. See Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our
Annual Report on Form 10-K for the year ended December 31, 2025 under the heading "Non-GAAP Measures," which includes discussion of the definition, purpose, and use of these non-GAAP measures as well as a reconciliation of each to the most comparable GAAP measure.

6	2026 Proxy Statement

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

We are committed to being a responsible corporate citizen by conducting our operations in a sustainable and ethical manner. We strive to foster a culture that is inclusive, collaborative, and based on trust, and invest heavily in the health and well-being of our employees. We also strive to conduct our operations in an environmentally responsible way and with a governance structure that requires the highest ethical standards.
We believe these commitments benefit both the Company and society and are consistent with our focus on long-term positive impact and value for our stockholders, employees, tenants, partners, and the communities in which we live, work, and invest.
We have an internal Sustainability Committee that manages our sustainability initiatives. Our
Sustainability Committee is currently comprised of our SVP and General Counsel (Chair), Chief Executive
Officer, Chief Operating Officer, Chief Financial Officer, SVP, Acquisitions, SVP, Underwriting and Strategy, SVP,
Human Resources and Administration, and VP, Property Management. The Board, through its Nominating and
Corporate Governance Committee (the “Governance Committee”), has direct oversight of the Company's sustainability initiatives, with discussions regarding sustainability matters and initiatives held between management and each of the Governance Committee and full Board of Directors on at least a quarterly basis.
We report additional details on our commitments and progress in the areas of corporate responsibility and sustainability on our website at https://broadstone.com/corporate-responsibility/.

7	2026 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Highlights
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:
•Our Board of Directors is not classified. Each of our directors is subject to election annually, and we may not elect to be subject to the elective provision of the Maryland General Corporation Law
(“MGCL”) that would classify our Board of Directors without stockholder approval.
•Our Board of Directors is predominantly independent. As of March 2, 2026, eight out of nine of our directors were “Independent Directors” (as defined by our Articles of Incorporation (as amended and restated from time to time, our "Charter")). Assuming all director nominees are elected at the
Annual Meeting, eight out of nine of our directors will be Independent Directors following the Annual
Meeting.
•Our Chairman is independent and a non-executive director. The roles of Chairman of the Board and Chief Executive Officer are separate and our Chairman is a non-executive Independent
Director.
•Our standing committees are fully independent. We have a fully independent Audit Committee,
Compensation Committee, and Governance Committee.
•Our Audit Committee is comprised of individuals with significant financial expertise. Each of the members of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert” as defined by the SEC.
•We expect our directors, officers, and employees to act in accordance with the highest moral, legal, and ethical standards. We have adopted numerous policies and practices to promote the highest moral, legal, and ethical standards in connection with our business, including our Code of Ethics and Business Conduct Policy (the “Code of Ethics”), Corporate Governance
Guidelines, and an Insider Trading Policy which contains a general prohibition on hedging and/or pledging our shares of Common Stock. Further, we have adopted a Whistleblower Policy and have a whistleblower hotline through which anonymous reports regarding the violation of any law, regulation or Company policy may be made. We have also adopted an Anti-Bribery and Anti-
Corruption Policy and a Compensation Clawback Policy, which complies with SEC rules and New
York Stock Exchange (“NYSE”) Listing Standards. Our Code of Ethics also incorporates provisions of our Anti-Bribery and Anti-Corruption Policy and other provisions that further promote honest and ethical conduct and compliance with applicable laws and government rules and regulations. As part of employee onboarding, each employee meets with our SVP and General Counsel to review and discuss our Code of Ethics, Insider Trading Policy, and Anti-Bribery and Anti-Corruption Policy.
•We have robust Stock Ownership Guidelines. Our Chief Executive Officer is required to own shares of our Common Stock with a market value of at least 6 times his annual base salary and our
Chief Operating Officer and Chief Financial Officer are each required to own shares of our Common
Stock with a market value of at least 3 times their respective annual base salary. Additionally, each of our Senior Vice Presidents is required to own shares of our Common Stock with a market value of at least 1.5 times their respective annual base salary. Further, our non-employee directors are required to own shares of our Common Stock with a market value of at least 5 times their current annual cash retainer. For purposes of determining whether an individual has met the applicable ownership requirement, the ownership calculation includes unvested time-based shares of restricted stock but excludes any unvested performance-based shares of restricted stock.
•We do not permit the use of corporate funds for political contributions. While the Company and its employees belong to certain trade associations and similar organizations, the use of corporate funds for political purposes is generally prohibited. During the year ended December 31,
2025, the Company made no political contributions.
•Stockholders may amend our Charter and Bylaws. Our Charter gives stockholders the ability to amend the Charter by majority vote (with the exception of certain provisions of the Charter that

8	2026 Proxy Statement
pertain to customary REIT ownership requirements). Additionally, stockholders have the ability to amend our Second Amended and Restated Bylaws (the “Bylaws”) by majority vote.
•Stockholder Engagement. We value investor input and provide investors with many opportunities to provide feedback to our management team, including one-on-one sessions, group meetings, and other formal events. These meetings cover a range of topics, including our financial condition and results of operations, investment, finance and operation strategies, stock price performance, economic, industry and market trends, sustainability, and corporate governance practices and policies.
•We opted out of certain anti-takeover protections afforded by the MGCL. We have opted out of the business combination and control share acquisition statutes in the MGCL and may not opt back into such provisions without stockholder approval.
•We do not have a “Poison Pill.” We do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without (a) the approval of our stockholders, or (b) seeking ratification from our stockholders within 12 months of adoption of the plan if the Board of Directors determines, in the exercise of its duties under applicable law, that it is in our best interest to adopt a rights plan without the delay of seeking prior stockholder approval.
Board Structure
We operate under the direction of our Board of Directors, which is responsible for the management and control of our affairs. Our Board of Directors currently consists of nine members and will be comprised of nine members upon the conclusion of the Annual Meeting, assuming all of our director nominees are elected at the Annual Meeting. Our Bylaws provide that the number of our directors may be established, increased, or decreased by a majority of our entire Board of Directors from time to time, provided that the number of directors constituting the Board of Directors may never be less than the minimum number required by Maryland law, nor more than twelve.
Each director elected at the Annual Meeting will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal. A director may resign at any time by delivering his or her resignation to the Board of
Directors, the Chairman of the Board, or the Secretary of the Company. Any vacancies on our Board of
Directors for any cause, except an increase in the number of directors, may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and a majority of the entire
Board of Directors may fill a vacancy that results from an increase in the number of directors. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is elected and qualified.
At any meeting of the Board of Directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.
Board Leadership Structure
To reduce or eliminate certain potential conflicts of interest in our operations, our Charter requires that a majority of our directors be Independent Directors, as discussed in detail below. While our governance documents do not require the separation of the offices of Chairman of the Board of Directors and Chief
Executive Officer, our Company and Board of Directors currently operate under a leadership structure with separate roles for our Chairman of the Board of Directors and our Chief Executive Officer. Pursuant to this structure, our Chairman presides over meetings of, and matters before, the Board of Directors, and our Chief
Executive Officer is responsible for the general management of our business, financial affairs, and day-to-day operations. The Board of Directors believes that this allocation of responsibilities strikes an effective balance between efficient operational leadership and strong independent oversight, and is currently the most appropriate leadership structure for the Company.
Additionally, if our Chairman is not an Independent Director, the Board of Directors may appoint a
Lead Independent Director to complement the leadership of the Chairman and the Chief Executive Officer. Key
responsibilities of the Lead Independent Director would include, among others, facilitating communications between the Independent Directors and the Chairman, the Chief Executive Officer, and other members of

9	2026 Proxy Statement
management, and, if our Board of Directors determines that our Chairman is conflicted with respect to a particular matter, presiding over meetings and discussions regarding such matter. In such a scenario, our
Chairman and Lead Independent Director would each be nominated by the Governance Committee and each would serve for an annual term beginning at the Board of Directors meeting following the annual meeting of stockholders at which such directors are elected. Our current Chairman, Laurie A. Hawkes, is independent so we will not have a Lead Independent Director for the upcoming term.
Director Independence
Our Board of Directors has determined that each of Mmes. Hawkes, Duran, and Felice and each of
Messrs. Coke, Imperiale, Jacobstein, Saffire, and Watters is an Independent Director pursuant to our Charter.
Meetings of the Board of Directors
The Board of Directors met five times during the year ended December 31, 2025. All of the members of the Board of Directors attended at least 75% of the total number of meetings held by the Board of Directors and each committee of the Board of Directors on which he or she served during his or her period of service.
Directors who are unable to attend meetings due to scheduling conflicts receive all materials and are briefed on matters presented to the Board of Directors. We do not have a formal policy requiring directors to attend annual meetings of stockholders, although we do encourage their attendance. All of our then-current directors attended our 2025 Annual Meeting of Stockholders.
Communicating with the Board of Directors
Our Board of Directors provides a process for interested parties to send communications to them. Any interested party who desires to contact members of our Board of Directors may do so by sending written communications addressed to such director(s) to the Company's Secretary, Broadstone Net Lease, Inc., 207
High Point Drive, Suite 300, Victor, NY 14564. We will forward all such communications (other than unsolicited advertising materials) to such director(s), as deemed appropriate by our Secretary, based upon the facts and circumstances outlined in the communication received.
Committees of the Board
Our Board of Directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full meeting of our Board of Directors. Our Board of Directors has
established an Audit Committee, a Compensation Committee, and a Governance Committee, each of which is comprised entirely of Independent Directors. Upon the invitation and request of a committee Chair, members of management, including our Chief Executive Officer, may attend committee meetings, with such presence being predicated on input on matters of discussion during all or a portion of the relevant meeting. Members of the
Audit Committee, Compensation Committee, and Governance Committee, as well as the entire Board of
Directors, regularly meet in Executive Session with and without management.
The Audit Committee, Compensation Committee, and Governance Committee each operate under a written charter that was approved by the Board of Directors, each of which is available on our website at https://
investors.bnl.broadstone.com.

10	2026 Proxy Statement
The following table provides a summary of the selected areas of Board of Directors and committee oversight.

Area of Oversight	Audit	Compensation	Governance	Full Board of Directors
Board Governance			●	●
Compensation Trends and Practices		●		●
Corporate Strategy				●
Culture of Inclusion and Belonging		●	●	●
Enterprise Risk Management	●			●
Sustainability Matters		●	●	●
Information Technology and Cybersecurity Matters	●			●
Legal and Regulatory Compliance	●		●	●
Privacy and Data Security	●			●
Tax Matters	●			●
The following table indicates current committee assignments and the number of times each committee met in fiscal 2025. Up to date information regarding committee assignments is available on our website at https://investors.bnl.broadstone.com.

Director	Audit	Compensation	Governance
Michael A. Coke	Chair
Jessica Duran[1]	●	Chair
Laura Felice[2]	●		Chair
Laurie A. Hawkes		●
Richard Imperiale	●		●
David M. Jacobstein		●	●
John D. Moragne
Joseph Saffire		●
James H. Watters		●	●
Number of meetings in fiscal 2025	4	5	4
1Ms. Duran was appointed Chair of the Compensation Committee effective at the conclusion of the Company's 2025 Annual Meeting on
May 1, 2025.
2Ms. Felice was appointed Chair of the Governance Committee effective at the conclusion of the Company's 2025 Annual Meeting on
May 1, 2025.

11	2026 Proxy Statement
Audit Committee
The Audit Committee meets on a regular basis, at least quarterly, and more frequently as the chair of the Audit Committee deems necessary. The Audit Committee must at all times be comprised of at least three members, and each member of the Audit Committee must be an Independent Director. The purpose of the Audit
Committee is to assist our Board of Directors in fulfilling its duties and responsibilities regarding, in addition to other related matters:
•the integrity of our financial statements and other financial information provided by us to our stockholders and others;
•the selection of our independent auditors and review of the auditors’ qualifications and independence;
•the evaluation of the performance of our independent auditors;
•oversight of the Company’s compliance with legal and regulatory requirements that could have a significant impact on our financial statements;
•the review of, and oversight over, the implementation of our risk management policies; and
•the review of, and oversight over, information technology (including artificial intelligence), and cybersecurity related matters.
The Audit Committee is also responsible for engaging, evaluating, compensating, and overseeing an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans for and results of the audit engagement, approving services that may be provided by the independent registered public accounting firm, including audit and non-audit services, such as tax services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-
audit fees, and reviewing the adequacy of our internal accounting controls. The Audit Committee will also prepare the audit committee report required by SEC regulations to be included in our Annual Report on Form
10-K.
Our Audit Committee is composed of Messrs. Coke (Chair) and Imperiale and Mmes. Duran and
Felice. Our Board of Directors determined affirmatively that each member of our Audit Committee qualifies as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d)(5) of Regulation
S-K and that all members of the Audit Committee meet the independence requirements of the SEC and NYSE for audit committee membership.
Compensation Committee
The Compensation Committee meets at least once each year. The Compensation Committee must at all times be comprised of at least three members, and each member of the Compensation Committee must be an Independent Director. The purpose of the Compensation Committee is to assist our Board of Directors in fulfilling its duties and responsibilities regarding, in addition to other related matters:
•discharging responsibilities relating to compensation of the Company’s Chief Executive
Officer, other executive officers, and directors, taking into consideration, among other factors, any stockholder vote on compensation;
•implementing and administering the Company’s incentive compensation plans and equity-
based plans;
•overseeing and assisting the Company in preparing the Compensation Discussion &
Analysis for inclusion in the Company’s Proxy Statement and/or annual report on Form 10-
K;
•providing for inclusion in the Company’s Proxy Statement a description of the processes and procedures for the consideration and determination of executive officer and director compensation; and

12	2026 Proxy Statement
•preparing and submitting for inclusion in the Company’s Proxy Statement and/or annual report on Form 10-K a Compensation Committee Report in accordance with applicable rules and regulations.
The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel, or other adviser as it deems appropriate. The Compensation
Committee may form and delegate authority to subcommittees consisting of one or more members when it deems appropriate. Our Compensation Committee is composed of Mmes. Duran (Chair) and Hawkes and
Messrs. Jacobstein, Saffire and Watters. Our Board of Directors determined affirmatively that each member of our Compensation Committee meets the definition of a “non-employee director” for the purpose of serving on our Compensation Committee under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the
“Exchange Act”), as well as the independence requirements of the NYSE for compensation committee membership.
Nominating and Corporate Governance Committee
The Governance Committee must at all times be comprised of at least three members, and each member of the Governance Committee must be an Independent Director. The purpose of the Governance
Committee is to assist our Board of Directors in fulfilling its duties and responsibilities regarding, in addition to other related matters:
•identifying and recommending to the full Board of Directors qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders consistent with criteria approved by the Board of Directors;
•developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to the Company, and implementing and monitoring such guidelines as adopted by the Board of Directors;
•overseeing the Board of Directors' compliance with financial, legal, and regulatory requirements and its ethics program as set forth in the Company’s Code of Ethics;
•reviewing and making recommendations to the Board of Directors on matters involving the general operation of the Board of Directors, including the size and composition of the Board of Directors and the structure and composition of its committees;
•recommending to the Board of Directors nominees and chairs for each committee of the
Board of Directors;
•annually facilitating the assessment of the Board of Directors' performance as a whole and of individual directors, as required by applicable law and regulations;
•overseeing the Board of Directors' evaluation of management;
•identifying, reviewing, and advising the Board of Directors and management regarding current and emerging trends, issues, practices, and initiatives with respect to environmental stewardship, social responsibility, and corporate governance; and
•considering corporate governance issues that may arise from time to time and making recommendations to the Board of Directors with respect thereto.
Our Governance Committee is comprised of Ms. Felice (Chair) and Messrs. Imperiale, Jacobstein
and Watters. Our Board of Directors determined affirmatively that each member of our Governance Committee meets the independence requirements of the NYSE for nominating and corporate governance committee membership.
Oversight of Risk Management by the Board of Directors and Its Standing Committees
One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its three standing committees: the Audit Committee, the Compensation Committee, and the Governance Committee, each of which addresses risks specific to its respective areas of oversight. Additionally, our Audit Committee is responsible for considering and discussing our major financial risk exposures and the steps our management

13	2026 Proxy Statement
has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and oversight of the performance of our internal audit function. Finally, the
Audit Committee oversees the Company’s enterprise risk management processes, including risks related to information technology (including artificial intelligence) and cybersecurity matters. Our Compensation
Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of the Corporate Governance Guidelines, including whether the Corporate Governance Guidelines are successful in preventing illegal or improper liability-
creating conduct.
Information Technology and Cybersecurity
See Item 1C. "Cybersecurity" of our Annual Report on Form 10-K for the year ended December 31,
2025 for a summary of the policies and practices developed and implemented by management and the Board of
Directors with respect to the risk assessment and risk mitigation of information technology and cybersecurity matters.
Identification of Director Nominees
The Governance Committee may identify potential candidates for our Board of Directors from other members of the Board of Directors, executive officers, and other contacts. Further, the Governance Committee may engage the services of an independent third-party search firm to assist it in identifying and evaluating potential director candidates who will bring to the Board of Directors specific skill sets as established by the
Governance Committee. While we do not have any minimum qualifications with respect to director nominees, the Governance Committee considers many factors in connection with each candidate, including but not limited to the candidate’s character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of our business environment, acumen, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of our Board of Directors at that time. While individual diversity as well as diversity in experience and areas of expertise are factors that are considered by the Governance Committee in its assessment of candidates, neither the Board of Directors nor the Governance Committee has adopted any specific diversity-driven criteria or composition requirements.
Our Board of Directors seeks individuals who have knowledge and experience in finance and accounting, corporate governance, risk management, and senior leadership. The Governance Committee also considers factors such as experience in the Company’s industry, experience as a board member of another corporation, and public company experience. The Board of Directors also seeks individuals who bring unique and varied perspectives and life experiences to the Board of Directors. As such, the Governance Committee assists the
Board of Directors by selecting or recommending candidates who it believes will enhance the overall composition of the Board of Directors.
The Governance Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders. The Governance Committee believes that such a policy is not necessary because the members of our Board of Directors have access to a sufficient number of qualified candidates from which to select a nominee if and when a vacancy occurs on the Board of Directors. However, the Governance Committee will consider stockholder recommendations for candidates for our Board of
Directors. Nominations by stockholders must be provided in a timely manner and must include sufficient biographical information so that the Governance Committee can appropriately assess the proposed nominee’s background and qualifications. For a stockholder to have his or her candidate considered by the Governance
Committee for inclusion as a director nominee at the 2027 annual meeting of stockholders, stockholder submissions of candidates for nomination to the Board of Directors must be received in writing at our offices by the Company’s Secretary, 207 High Point Drive, Suite 300, Victor, New York 14564 no earlier than October 21,
2026 and no later than 5:00 p.m., Eastern Time, on November 20, 2026; provided, however, that in the event that the date of the 2027 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2027 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2027 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2027 annual

14	2026 Proxy Statement
meeting of stockholders is first made. Potential nominees recommended by a stockholder in accordance with these procedures will be considered and evaluated in the same manner as other potential nominees.
Director Orientation and Continuing Education
We provide each director who joins our Board of Directors with an initial orientation about our
Company, including our business operations, strategy, policies, and governance. We also provide all of our directors with resources and ongoing education opportunities to assist them with staying informed of real estate markets, developments in corporate governance, and critical issues relating to the operation of boards of public companies and their committees.
Director Stock Ownership Policy
Pursuant to our current director stock ownership policy, each of our non-employee directors are required to acquire and retain ownership of shares of our Common Stock, which includes unvested time-based shares of restricted stock, valued at five times their annual cash retainer (not including any additional retainers for leadership or committee membership) within five years of joining the Board of Directors. Non-employee directors must retain at least 50% of any stock awards received from the Company until the minimum share ownership level is met. Shares of our Common Stock owned indirectly by a non-employee director (e.g., through a spouse) count towards meeting this stock ownership requirement.
Code of Ethics and Business Conduct Policy, Corporate Governance Guidelines, and Anti-Bribery and
Anti-Corruption Policy
We have adopted a Code of Ethics, Corporate Governance Guidelines, and an Anti-Bribery and Anti-
Corruption Policy to promote the highest moral, legal, and ethical standards in connection with our business.
Our directors, officers, and employees are required to comply with our Code of Ethics, our Corporate
Governance Guidelines, and our Anti-Bribery and Anti-Corruption Policy, each of which is available on our website at https://investors.bnl.broadstone.com. Any waiver of the Code of Ethics for our directors or executive officers must be approved by the Board of Directors or the Audit Committee, and any such waiver shall be promptly disclosed as required by law and NYSE regulations. No waiver has been requested or granted since the adoption of the Code of Ethics. Our employees have access to members of our Board of Directors to report anonymously, if desired, any suspicion of misconduct by any member of the Company. Anonymous reporting is always available through the Company’s whistleblower hotline and reported to our Audit Committee quarterly.
Our Corporate Governance Guidelines prescribe a term limit for non-management Directors to promote diversity of experience and opinion and best position the Board of Directors to manage the business and affairs of the
Company. Non‐management directors will not be re‐nominated for election to the Board of Directors as of the date that is the later of: (i) the fifteenth anniversary of his or her initial election to the Board of Directors; and (ii)
January 1, 2026. If a non-management director reaches his or her fifteenth anniversary during a term, the non-
management director shall be permitted to serve the remainder of that term.
Insider Trading Policy and Procedures
We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by members of the Board of Directors, officers, employees, and the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K for the year ended December 31, 2024.
Policy Prohibiting Hedging and Pledging of Company Stock
Under the Company’s Insider Trading Policy, no employee of the Company nor member of the Board of Directors may engage in any hedging transaction that would result in a lack of exposure to the full risks of ownership. Prohibited hedging transactions include, but are not limited to, collars, forward sale contracts, trading in publicly-traded options, puts, calls, or other derivative instruments related to Company stock or debt.
In addition, except for the Board of Directors' ability to waive the restrictions in limited circumstances, no employee of the Company, nor member of the Board of Directors, may hold Company securities in a margin account, pledge Company securities as collateral for a loan, or “short” sell Company securities.

15	2026 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Background
Our Charter and Bylaws provide that the number of our directors may be established, increased, or decreased by a majority of our entire Board of Directors from time to time, provided that the number of directors constituting our Board of Directors may never be less than the minimum number required by law in Maryland, our state of incorporation, or more than twelve. Our Board of Directors is currently comprised of nine directors, eight of whom are Independent Directors.
Directors Skills, Qualifications, and Attributes
The matrix below illustrates the diverse set of skills, knowledge, experiences, backgrounds, and personal attributes represented on our Board of Directors.

	Coke	Duran	Felice	Hawkes	Imperiale	Jacobstein	Moragne	Saffire	Watters
Knowledge, Skills and Experience
Capital Markets	●		●	●	●	●	●	●	●
Corporate Governance	●	●	●	●	●	●	●	●	●
Cybersecurity & Technology		●	●				●		●
Executive Leadership	●	●	●	●	●		●	●	●
Finance & Accounting	●	●	●	●	●	●	●	●	●
Human Capital Development	●			●			●	●	●
Investor Relations	●	●	●	●	●		●	●
Legal, Compliance & Regulatory		●	●	●	●	●	●
Public Company Boards	●	●	●	●	●	●		●	●
Real Estate Construction & Development	●		●	●			●	●	●
Real Estate Investments	●			●	●	●	●	●	●
Real Estate Operations	●		●	●		●	●	●	●
Risk Management	●	●	●	●		●	●	●	●
Strategic Development & Planning	●	●	●	●	●	●	●	●	●
Demographics
Race/Ethnicity
American Indian or Alaska Native
Asian
Black or African American
Caucasian	●		●	●	●	●	●		●
Hispanic or Latino
Middle Eastern/North African								●
Two or More Races		●
Gender
Female		●	●	●
Male	●				●	●	●	●	●
None of the Above
Age
Years Old	58	51	44	70	66	79	43	56	72
Board Tenure
Years	5	3	3	10	1	13	3	1	18

16	2026 Proxy Statement
The Board of Directors and Governance Committee believe that the attributes above, along with the leadership skills, experience and other qualifications below provide the Company with the varying perspectives, skills, and judgment necessary to guide the Company’s strategies and oversee their execution.
Required Vote
You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the election of each director nominee.
Pursuant to the Bylaws, in an uncontested election, a majority of votes cast at the Annual Meeting is required to elect each Director. “Majority of votes cast” means that the number of shares voted “FOR” a Director’s election exceeds 50% of the total number of votes cast with respect to that Director’s election, with votes “cast” including all votes “FOR,” “AGAINST,” and “ABSTAIN.” There is no cumulative voting in the election of Directors. For purposes of the election of Directors, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, although abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum. The officer holding the proxies solicited in connection with this Annual Meeting will vote the shares as designated on the proxy, or if no such designation is made, in favor of the election of the nominees.
Pursuant to our Bylaws, if an incumbent nominee to the Board of Directors does not receive the affirmative vote of a majority of the votes cast at the Annual Meeting and therefore is not re-elected, such incumbent Director will promptly tender his or her resignation to the Board of Directors for consideration. The
Governance Committee will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation within ninety
(90) days following certification of the stockholder vote and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, filing with the SEC or other public announcement, including a posting on the Company’s website. If any
Director’s tendered resignation is not accepted by the Board of Directors, such Director will continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death, retirement, resignation, or removal. If any Director’s tendered resignation is accepted by the
Board of Directors, the Board of Directors may fill the resulting vacancy or decrease the size of the Board of
Directors pursuant to the Bylaws.
Board Recommendation
At the 2026 Annual Meeting, nine directors are to be elected for the ensuing year and until their successors are elected and qualify. Upon the recommendation of the Governance Committee, the Board of
Directors approved a one-year waiver of the term limit prescribed by our Corporate Governance Guidelines (as described above) applicable to Mr. Watters to allow him to stand for re-election at the 2026 Annual Meeting in light of his invaluable experience, contributions to the Board of Directors as a director, previous leadership position on the Board of Directors, and ongoing projects, which the Board of Directors believes is in the best interests of the Company and its stockholders. Mr. Watters abstained from the vote. The Board of Directors does not intend to set a precedent for or create an expectation of future waivers of director term limits. With such waiver, the Board of Directors has nominated nine individuals for re-election at the Annual Meeting, each to serve for a one-year term that expires at our annual meeting of stockholders in 2027 and until their successors have been elected and qualified. All nine nominees for director, listed below, currently serve as a director of the Company and all of the nominees have consented to be named in this Proxy Statement and to serve as a director if elected.
The following biographical information highlights each nominee’s specific experience, attributes, and skills that has led our Board of Directors to conclude that he or she should continue to serve as a director. We have also provided the position and office that each nominee currently holds with the Company. We are not aware of any family relationship among any of the director nominees or executive officers. All director nominee biographical information is as of March 20, 2026.
At the Annual Meeting, we will vote each valid proxy returned to us for the following nine nominees, unless the proxy specifies otherwise: Laurie A. Hawkes, John D. Moragne, Michael A. Coke, Jessica Duran,
Laura Felice, Richard Imperiale, David M. Jacobstein, Joseph Saffire, and James H. Watters. Proxies may not
be voted for more than nine nominees for director. While our Board of Directors does not anticipate that any of

17	2026 Proxy Statement
the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board of Directors may designate.
Our Board of Directors unanimously recommends a vote “FOR” each of the nominees listed above for election to our Board of Directors.

18	2026 Proxy Statement
Director Nominee Biographies

Laurie A. Hawkes Chairman of the Board Independent Director Director since 2016 Chairman since 2021 Age 70
Career Highlights
•Various roles at American Residential Properties, Inc. (NYSE: ARPI) from 2008 through
2016, including co-founder, director, and President and Chief Operating Officer.
•Various roles at U.S. Realty Advisors, LLC, a single-tenant real estate investment and asset management firm, including partner from 1997 through 2007 and President from
2003 through 2007.
•Former Managing Director in Real Estate Investment Banking of CS First Boston Corp.
from 1993 through 1995.
•Former Director of Real Estate Investment Banking of Salomon Brothers Inc. from
1979 through 1993.
•Service on numerous other public, private, and nonprofit boards.
•Ms. Hawkes holds a B.A. from Bowdoin College and an M.B.A. from Cornell University.
Committee Membership(s)
•Compensation
Qualifications
We believe that Ms. Hawkes’ investment and business experience, including her service as the President, Chief Operating Officer, and board member of a publicly traded REIT, as well as her extensive net leased investment experience, are invaluable to the Company.

	Other Current Public Directorships •None	Other Public Directorships (Past 5 Years) •Appreciate Holdings, Inc. (NASDAQ: SFR)

John D. Moragne Chief Executive Officer and Director Director since 2023 Age 43
Career Highlights
•Chief Executive Officer of Broadstone Net Lease, Inc. since March 2023.
•Former Executive Vice President and Chief Operating Officer of Broadstone Net Lease,
Inc. from 2018 through 2023.
•Former Secretary of Broadstone Net Lease, Inc. from 2016 through 2021.
•Former General Counsel and Chief Compliance Officer of Broadstone Net Lease, Inc.
from 2016 through 2018.
•Former corporate, securities and M&A attorney from 2007 through 2016.
•Mr. Moragne holds a B.A. from SUNY Geneseo and a J.D. from The George
Washington University Law School.
Committee Membership(s)
•None
Qualifications
We believe that Mr. Moragne’s familiarity with our operations and investment and corporate strategies, having worked with or for the Company since its inception, as well as his management and leadership skills, qualify him to serve on our Board of Directors and provides the Board of Directors with invaluable insight into our operations.

	Other Current Public Directorships •None	Other Public Directorships (Past 5 Years) •None

19	2026 Proxy Statement

Michael A. Coke Independent Director Director since 2021 Age 58
Career Highlights
•President and Co-Founder of Terreno Realty Corp. (NYSE: TRNO) ("Terreno"), a
publicly traded REIT focusing on industrial real estate properties in six major U.S.
coastal markets, since 2010.
•Former Chief Financial Officer of Terreno from 2010 through 2013.
•Former Managing Partner and Co-Founder of Terreno Capital Partners LLC from 2007 to 2010.
•Former President and Chief Executive Officer of IAT Aviation Facilities, Inc. from 2005 through 2007.
•Various roles at AMB Property Corporation (now known as Prologis) (NYSE: PLD) from
1997 through 2007, including Chief Financial Officer and Executive Vice President from
1999 through 2007.
•Former real estate auditor for Arthur Anderson, LLP from 1990 through 1997.
•Member of the board of trustees of the California State University East Bay Educational
Foundation.
•Mr. Coke holds a B.A. in Business Administration and Accounting from California State
University, Hayward.
Committee Membership(s)
•Audit (Chair)
Qualifications
We believe that Mr. Coke’s extensive financial and business experience, including his role as the president of a publicly traded REIT, his current and prior service as a board member of publicly traded companies, and expertise in the industrial sector of the REIT space provide great value to the Board of Directors and the Company.

	Other Current Public Directorships •Terreno Realty Corp.	Other Public Directorships (Past 5 Years) •Digital Realty Trust (NYSE: DLR)

Jessica Duran Independent Director Director since 2023 Age 51
Career Highlights
•Managing Director and Chief Financial Officer of TSG Consumer Partners since 2017 and Chief Operating Officer of TSG Consumer Partners since May 2025.
•Various roles at Deloitte & Touche, LLP, including Tax Senior Manager from 2009 through 2012 and Partner from 2012 through 2017.
•Vice President, Tax at AMB Property Corporation (now known as Prologis) (NYSE:
PLD) from 2004 through 2009.
•Ms. Duran holds a B.S. in Business Administration with a concentration in Accounting from Sonoma State University and a Master of Laws from the University of Edinburgh.
•Ms. Duran is a Certified Public Accountant.
Committee Membership(s)
•Audit
•Compensation (Chair)
Qualifications
We believe that Ms. Duran’s in-depth knowledge of the private equity industry and her extensive tax and REIT experience are extremely beneficial to the Board of Directors and the
Company.

	Other Current Public Directorships •None	Other Public Directorships (Past 5 Years) •None

20	2026 Proxy Statement

Laura Felice Independent Director Director since 2023 Age 44
Career Highlights
•Executive Vice President, Chief Financial Officer of BJ’s Wholesale Club Holdings, Inc.
(NYSE: BJ) (“BJ’s”) since 2021.
•Senior Vice President, Controller of BJ’s from 2016 through 2021.
•Various roles at Clarks Americas, Inc., a British shoe manufacturer and retailer, from
2008 through 2016, including Senior Vice President of Finance from 2015 through
2016.
•Various roles at PricewaterhouseCoopers LLP from 2003 through 2008.
•Chair of the Board of Directors Massachusetts Society of CPAs, and past Chair of its
Finance Committee.
•Member of the Board of Advisors of the Boston Ballet.
•Ms. Felice holds a Master's degree in Accounting and a B.S. with a double major in
Finance and Accounting from Boston College.
•Ms. Felice is a Certified Public Accountant.
Committee Membership(s)
•Audit
•Nominating and Corporate Governance (Chair)
Qualifications
We believe that Ms. Felice’s wide-ranging knowledge of the retail industry and her service as the chief financial officer of a publicly traded company provide valuable insight to the Board of
Directors and the Company.

	Other Current Public Directorships •None	Other Public Directorships (Past 5 Years) •None

Richard Imperiale Independent Director Director since 2025 Age 66
Career Highlights
•Founding member of Uniplan Investment Counsel, Inc. in 1984, its Chief Investment
Officer since 2011, current Chairman of its Investment Policy Committee, and member of its Compliance Committee.
•Former Corporate Credit Analyst with B.C. Ziegler from 1982 through 1984.
•Former Credit Analyst at First Wisconsin Bank (now U.S. Bank) from 1978 through
1982.
•Mr. Imperiale holds a B.S. in Finance and MBA from Marquette University.
•Mr. Imperiale is a National Association of Corporate Directors (NACD) Board Fellow.
Committee Membership(s)
•Audit
•Nominating and Corporate Governance
Qualifications
We believe Mr. Imperiale’s extensive experience investing in REITs and managing alternative asset strategies, and his previous service as a director for multiple publicly traded REITs, will provide invaluable insight to the Board of Directors and the Company.

	Other Current Public Directorships •None	Other Public Directorships (Past 5 Years) •Retail Properties of America Inc. (NYSE: RPAI)

21	2026 Proxy Statement

David M. Jacobstein Independent Director Director since 2013 Age 79
Career Highlights
•Provider of real estate consulting services since 2009.
•Former member of the Board of Directors of Corporate Office Properties Trust, now
known as COPT Defense Properties (NYSE: CDP) (“COPT”) from 2009 through 2022.
•Former senior advisor to the real estate industry group at Deloitte & Touche LLP from
2007 through 2009.
•Former President and Chief Operating Officer of Developers Diversified Realty Corp.,
now known as SITE Centers (NYSE: SITC) (“DDR”) from 1999 through 2007.
•Former member of the Board of Directors of DDR from 2000 through 2004.
•Former Vice Chairman and Chief Operating Officer of Wilmorite, Inc. from 1986 through 1999.
•Mr. Jacobstein holds a B.A. from Colgate University and a J.D. from The George
Washington University Law School.
Committee Membership(s)
•Compensation
•Nominating and Corporate Governance
Qualifications
We believe that Mr. Jacobstein’s extensive financial and business experience, including his service as the chief operating officer of DDR and a board member of DDR and COPT, two large publicly traded REITs, as well as his legal background, provide the Board of Directors with a unique perspective that is beneficial to the Board of Directors and the Company.

	Other Current Public Directorships •None	Other Public Directorships (Past 5 Years) •Corporate Office Properties Trust, now known as COPT Defense Properties (NYSE: CDP)

Joseph Saffire Independent Director Director since 2025 Age 56
Career Highlights
•Chief Executive Officer of Life Storage, Inc. (formerly NYSE: LSI) ("LSI") from 2019 to
2023.
•Chief Investment Officer of LSI from 2017 to 2019.
•EVP and Head of Commercial Banking at First Niagara Bank from 2014 to 2016.
•EVP and Head of Global Banking, EMEA at Wells Fargo between 2012 and 2014.
•Served in numerous leadership roles at HSBC Bank between 1992 and 2012.
•Current board member of Extra Space Storage Inc. (NYSE: EXR).
•Mr. Saffire holds a B.A. in Finance and International Management from the University at Buffalo, a B.S. in Finance from Boston College, and attended Masters and
Undergrad abroad programs at the London School of Economics and Czech
Management Centre.
Committee Membership(s)
•Compensation
Qualifications
We believe that Mr. Saffire’s experience as a publicly traded REIT CEO, and his deep knowledge of the publicly traded REIT space from an operational, capital markets, and executive perspective, will be extremely beneficial to the Board of Directors and the Company.

	Other Current Public Directorships •Extra Space Storage Inc. (NYSE: EXR)	Other Public Directorships (Past 5 Years) •Life Storage Inc. (formerly NYSE: LSI)

22	2026 Proxy Statement

Dr. James H. Watters Independent Director Director since 2007 Age 72
Career Highlights
•Senior Vice President and Treasurer, Finance, and Administration of Rochester
Institute of Technology (“RIT”) since 1997.
•Vice Chairman of RIT’s global subsidiary, where he negotiates business models and real estate transactions for RIT’s global campuses.
•Various roles at the University of Pittsburgh from 1981 through 1997, including
Assistant Vice Chancellor for Finance and Business and Assistant Vice Chancellor for
Real Estate and Management.
•Service on various profit and nonprofit boards throughout Rochester, New York, including Canandaigua National Corporation.
•Dr. Watters holds a B.S., M.S., and Ph.D. from the University of Pittsburgh.
Committee Membership(s)
•Compensation
•Nominating and Corporate Governance
Qualifications
We believe that Mr. Watters’ extensive financial and business experience, leadership skills, and experience in strategic planning are of great benefit to the Board of Directors and the
Company. Further, Mr. Watters’ tenure on the Board of Directors since the Company’s inception provides institutional knowledge and insights that are invaluable to the Board of
Directors and the Company.

	Other Current Public Directorships •None	Other Public Directorships (Past 5 Years) •None

23	2026 Proxy Statement

PROPOSAL NO. 2: SAY ON PAY

Background
Section 14A of the Exchange Act requires the Company to request stockholder approval, on an advisory basis, of the compensation paid to our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules. This proposal is commonly known as a “say-on-pay” proposal.
As part of the Compensation Committee’s efforts to ensure that the interests of our NEOs are aligned with those of our stockholders, the Compensation Committee considers the results of the Company’s stockholder advisory votes on executive compensation. The Committee considers these results to reflect substantial stockholder support of the Company’s executive compensation program, and has continued to consider stockholder feedback when reviewing, designing, and implementing our executive compensation program.
The Compensation Discussion and Analysis beginning on page 29 of this Proxy Statement sets forth detailed information about our executive compensation program.
Our executive compensation program is designed to (i) attract, engage, and retain a high-quality workforce that helps achieve immediate and longer-term success for the Company, and (ii) motivate and inspire behavior that fosters a high-performing culture and is focused on delivering business objectives. We believe that our executive compensation program accomplishes these objectives while remaining strongly aligned with the long-term interests of our stockholders.
At our 2022 Annual Meeting of Stockholders, our stockholders voted in support of annual advisory votes on future executive compensation proposals. The Board of Directors expects that the next say-on-pay vote will occur in 2027.
Required Vote
You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the non-binding approval of our fiscal
2025 executive compensation. The affirmative vote of a majority of all votes cast at the Annual Meeting or by proxy is required to approve this non-binding advisory proposal. For purposes of this non-binding advisory vote, any shares not voted (whether by abstention, broker non-vote, or otherwise) will not be counted as a vote cast and will have no impact on the result of the vote, although abstentions will count toward the presence of a quorum.
The vote of the stockholders with respect to this proposal is an advisory vote, and the results will not be binding on the Board of Directors or the Company. However, the Board of Directors and the Compensation
Committee, which is comprised entirely of Independent Directors, will consider the outcome of the votes when making future decisions regarding executive compensation.
Board Recommendation
As an advisory vote, this proposal is not binding upon the Company. However, our Compensation
Committee will continue to use stockholder feedback, both as expressed by your say-on-pay vote and as provided directly to us, as an important consideration in making future NEO compensation decisions.
Our Board of Directors unanimously recommends a vote “FOR” adoption of the following resolution:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers for fiscal 2025, as disclosed within this Proxy Statement pursuant to the compensation disclosure rules of the Exchange Act
(Item 402 of Regulation S-K), which disclosure includes the
Compensation Discussion and Analysis, summary executive
compensation tables, and related narrative information contained in this Proxy Statement.

24	2026 Proxy Statement

COMPENSATION OF DIRECTORS

Director Compensation Program for 2025
During 2025, our non-employee directors each received compensation pursuant to the Company's
Non-Employee Director Compensation Policy (the "Compensation Policy") including an annual cash retainer of
$60,000 for their service as our directors, payable in arrears in equal quarterly installments. The following additional annual cash retainers were paid to directors in arrears in quarterly installments: (a) $70,000 to the
Chairman of the Board; (b) $20,000 to the chairperson of the Audit Committee; (c) $15,000 to each of the chairpersons of the Compensation Committee and Governance Committee; (d) $10,000 to each non-
chairperson member of the Audit Committee; and (e) $7,500 to each non-chairperson member of each of the
Compensation Committee and Governance Committee.
In addition to the cash retainers discussed above, each non-employee director received an annual equity grant in the form of restricted stock with a fair market value on the date of grant equal to $100,000 (each an “Annual Equity Award”). Non-employee directors received an Annual Equity Award on the close of business on the date of the Company’s 2025 annual meeting of stockholders. Shares of restricted stock issued pursuant to the 2025 Annual Equity Award will vest on the earlier of (i) the one-year anniversary of the date of grant; and
(ii) the date of the next annual meeting of stockholders, provided that the next annual meeting of stockholders is at least 50 weeks after the applicable date of grant. We also reimburse our directors for reasonable travel and other reasonable expenses incurred in connection with attending meetings of our Board of Directors and committees thereof and otherwise performing their duties as directors.
The table below sets forth certain information regarding the compensation earned by or paid to our directors during the fiscal year ended December 31, 2025.
Director Compensation in Fiscal 2025

Name	Fees Earned or Paid-In Cash	Stock Awards (1)	Total
John D. Moragne	$-	$-	$-
Denise Brooks-Williams (2)(3)	40,240	-	40,240
Michael A. Coke (2)	80,000	100,000	180,000
Jessica Duran (2)	80,529	100,000	180,529
Laura Felice (2)	80,529	100,000	180,529
Laurie A. Hawkes (2)	137,500	100,000	237,500
Richard Imperiale (2)(4)	44,901	100,000	144,901
David M. Jacobstein (2)	79,471	100,000	179,471
Shekar Narasimhan (2)(3)	40,240	-	40,240
Joseph Saffire (2)(4)	40,862	100,000	140,862
James H. Watters (2)	79,471	100,000	179,471

Totals	$703,743.58	$800,000.00	$1,503,743.58
(1)The amounts shown in this column reflect the aggregate fair value of shares of our Common Stock computed as of the grant date in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718. The valuation assumptions used in determining such amounts are described in Note 2 – Summary of Significant Accounting Policies – Stock-Based
Compensation to the audited consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2025.
(2)2025 non-employee Directors.
(3)Ms. Brooks-Williams and Mr. Narasimhan each departed from the Board of Directors effective at the conclusion of the Company's 2025
Annual Meeting on May 1, 2025.
(4)Messrs. Imperiale and Saffire each joined the Board of Directors on February 13, 2025.

25	2026 Proxy Statement

EXECUTIVE OFFICERS OF THE COMPANY

The biographical descriptions of our executive officers are set forth below. See the biography of Mr.
Moragne under “Director Nominee Biographies” above.

Ryan M. Albano President and Chief Operating Officer Age 44
Current Role
•President and Chief Operating Officer since March 2023.
Career Highlights
•Joined the Company in 2013 and previously served as the Company’s Executive Vice
President and Chief Financial Officer from February 2017 to March 2023 and Vice
President of Finance from 2013 to February 2017.
•Served in various roles at Manning & Napier, Inc. (NYSE: MN), including Assistant CFO of the company’s mutual fund division, and assisted in the successful execution of the company’s IPO from 2011 to 2013.
•Held multiple positions at KPMG LLP serving both public and private companies from
2004 to 2011.
•Mr. Albano holds an M.B.A. in finance and competitive strategy from the Simon
Graduate School of Business at the University of Rochester and a B.S. in accounting from St. John Fisher College.
Responsibilities
•Leads and manages the Company's acquisitions, build-to-suit development, dispositions, real estate underwriting and strategy, leasing, and property management functions and affairs.

Kevin M. Fennell Executive Vice President, Chief Financial Officer, and Treasurer Age 40
Current Role
•Executive Vice President and Chief Financial Officer since March 2023.
•Treasurer since September 2024.
Career Highlights
•Joined the Company in 2019 and previously served as the Company’s Senior Vice
President, Capital Markets & Credit Risk from March 2019 to March 2023.
•Served in various positions at BMO Capital Markets/BMO Harris Bank, including Real
Estate Corporate Banking, where he focused on debt financing for private and public
REITs and real estate operating companies, from 2009 to 2019.
•Mr. Fennell holds a B.S. in Finance from the University of Illinois at Urbana-Champaign.
Responsibilities
•Leads and manages the Company's accounting, tax, internal audit, finance, capital markets, investor relations, and IT/IS functions.

26	2026 Proxy Statement

John D. Callan, Jr. Senior Vice President, General Counsel, and Secretary Age 41
Current Role
•General Counsel since August 2018.
•Senior Vice President since February 2020.
•Secretary since July 2021.
Career Highlights
•Joined the Company in 2017 and previously served as the Company’s Associate
Counsel from November 2017 to August 2018.
•Former Corporate Counsel at Kodak Alaris from 2015 to 2017.
•Former Corporate and Securities attorney at Harter Secrest & Emery from 2011 to
2015.
•Mr. Callan holds a B.A. from SUNY Oneonta and a J.D. from Albany Law School.
Responsibilities
•Leads and manages the Company's legal, corporate governance, and risk management functions, and oversees the Company's Enterprise Risk Management
Committee and sustainability matters.

Michael B. Caruso Senior Vice President, Underwriting and Strategy Age 32
Current Role
•Senior Vice President, Underwriting and Strategy since October 2023.
Career Highlights
•Joined the Company in 2015 and previously served as the Company’s Senior Vice
President, Corporate Strategy and Investor Relations, Senior Vice President, Corporate
Finance and Investor Relations, and Vice President, Finance.
•Mr. Caruso holds a B.S. in Finance and a B.A. in Economics from St. Joseph’s
University.
Responsibilities
•Oversees the Company's real estate underwriting, property management, leasing, disposition, and general investment strategy and research functions.

27	2026 Proxy Statement

William D. Garner Senior Vice President, Acquisitions Age 41
Current Role
•Senior Vice President, Acquisitions since March 2024.
Career Highlights
•Joined the Company in 2018 and previously served as the Company’s Vice President,
Acquisitions.
•Former Vice President at SunTrust Robinson Humphrey (now Truist Securities) and a
member of the firm's Structured Real Estate group from 2012 to 2018.
•Served in various positions at Marsh in its property practice from 2007 to 2010.
•Mr. Garner holds a B.A.A. in Risk Management and M.B.A in Finance from the
University of Georgia.
Responsibilities
•Oversees all acquisition and build-to-suit development activities of the Company, including identifying, analyzing, and acquiring investment opportunities.

Jennie O'Brien Senior Vice President and Chief Accounting Officer Age 43
Current Role
•Senior Vice President and Chief Accounting Officer since September 2024.
Career Highlights
•Joined the Company in 2014 and previously served as the Company’s Senior Vice
President, Accounting and Controller; Vice President, Accounting and Controller; and
Controller.
•Served in various roles at a regional public accounting firm in Rochester, New York, most recently serving as an Assurance Manager providing audit and tax services to companies in various industries.
•Ms. O’Brien is a certified public accountant and holds a B.S. in Accounting from SUNY
Geneseo.
Responsibilities
•Oversees the Company's SEC reporting, accounting, tax, and treasury management functions.

28	2026 Proxy Statement

Molly Kelly Wiegel Senior Vice President, Human Resources and Administration Age 55
Current Role
•Senior Vice President, Human Resources and Administration since March 2023.
Career Highlights
•Joined the Company in 2013 and previously served as the Company's Senior Vice
President, Human Resources from February 2020 to March 2023, and in various roles for Broadstone Real Estate, LLC, including as its Senior Vice President, Human
Resources from August 2018 to February 2020.
•Former Human Resources Director of Rochester Optical from 2012 to 2013.
•Former Director of Staff Professional Development, and Director of Human
Resources Operations at Nixon Peabody LLP from 2002 to 2011.
•Ms. Wiegel holds a M.S. in Career and Human Resource Development from the
Rochester Institute of Technology and a B.A. in Psychology from the University of
Rochester.
Responsibilities
•Leads and manages the Company’s human resources and administration functions, including talent acquisition, integration, and development, performance management, compensation, benefits, payroll, internal and external communications, and office operations and services.

29	2026 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis
Purpose
This Compensation Discussion and Analysis (“CD&A”) presents in detail our compensation philosophy and practices for the compensation program for our named executive officers (“NEOs”) listed below, describing the elements of compensation, the objectives of those elements and the considerations of our
Compensation Committee in making 2025 compensation decisions. We encourage you to read this CD&A in conjunction with the compensation tables that follow for additional context to the Compensation Committee’s decisions.

Name	Position
John D. Moragne	Chief Executive Officer and Director
Ryan M. Albano	President and Chief Operating Officer
Kevin M. Fennell	Executive Vice President, Chief Financial Officer and Treasurer
Michael B. Caruso	Senior Vice President, Underwriting and Strategy
Jennie O'Brien	Senior Vice President and Chief Accounting Officer
2025 Executive Compensation Highlights

What We Reward	How We Link Pay to Performance	How We Assess Pay

•Successful execution of the
annual business plan and the
achievement of key financial
metrics and important
strategic priorities.
•Decision-making that yields
long-term value creation for
stockholders.
•Sustained growth over the
long-term and the successful
execution of our long-term
strategic business plan.

•Inclusion of key financial and
strategic metrics in our
annual cash incentive plan to
ensure NEOs are rewarded
for performance relative to
our annual budget and
business plan.
•Long-term incentives
comprised of a mix of
performance-based units and
time-based restricted stock
awards, linking a substantial
portion of pay opportunity to
long-term performance.
•Majority of total target pay
opportunity is at-risk and tied
to Company performance.

•Overall target total
compensation opportunity is
assessed for competitiveness
relative to a peer group of
comparable REITs based on
total capitalization and implied
equity market capitalization.
•The structure of our executive
compensation program is
annually reviewed relative to
the peer group and general
best practice and governance
standards.

Based on our annual assessment of market practices and our compensation objectives, we have implemented a pay-for-performance annual compensation structure that includes:
•Salary – Provides a fixed level of compensation
•Bonus – Cash bonus opportunities to our NEOs that are calculated based on the achievement of pre-established performance factors
•LTIP – Annual stock grants are allocated 40% to time-based restricted shares and 60%
to performance-based restricted stock units for our CEO, President, and CFO, and 60%
to time-based restricted shares and 40% to performance-based restricted stock units for our Senior Vice Presidents (each an “SVP” and collectively the “SVPs”).

30	2026 Proxy Statement
The charts below illustrate the allocation of the principal compensation components at target for our
CEO and for other NEOs, as an average, for fiscal 2025. The charts reflect annual compensation elements and exclude any non-recurring items.(1)
(1)Average NEO pay mix excludes the promotion equity award granted to Ms. O’Brien in connection with her appointment to Chief
Accounting Officer.

31	2026 Proxy Statement
Determining Executive Compensation
Executive Compensation Practices

WHAT WE DO	WHAT WE DON’T DO
√ Pay for performance. Approximately 87% of our
CEO’s total target compensation and an average of
approximately 76% of our other NEOs total target
compensation is variable compensation, and 54% of our
CEO’s total target compensation and an average of 47% of
other NEOs' total target compensation is tied directly to
achievement of specified performance goals.
Hedging/pledging of Company stock. We prohibit our officers and directors from hedging, margining, pledging, short-selling, or publicly trading options in our stock.
Objective metrics for annual long-term incentive
compensation. For our CEO, President, and CFO (each, a
“Senior Executive”), 60% of the long-term incentive awards
are based on pre-defined objective performance measures,
and for our SVPs, 40% of the long-term incentive awards
are based on pre-defined objective performance measures,
each of which will be disclosed with sufficient detail to allow stockholders to calculate performance. For all NEOs, 75%
of the annual bonus is based on pre-defined objective
performance measures.
No guaranteed or uncapped payouts. We do not have any guaranteed minimum payouts or uncapped payouts.
Encourage long-term outlook. Long-term performance-based equity awards have a three-year vesting period and are based on relative total shareholder return outcomes.	Excise tax gross-ups. We do not pay excise tax gross-ups on change-in-control payments.
Independent compensation consultant. The Compensation Committee retains an independent compensation consultant and reassesses the consultant’s independence annually.	Significant perquisites. We do not pay our executives with significant perquisites.
Clawback policy. We maintain an SEC and NYSE-
compliant clawback policy that allows the Company to
recoup incentive compensation earned by executive
officers or other employees in the event of a material
restatement of the Company’s financial statements.

No single-trigger change in control bonus
payments or acceleration of vesting. None of our
outstanding equity awards become automatically vested
upon a change in control (unless the awards are not
assumed in the change in control transaction).

Peer groups. We review our peer group annually
and engage in rigorous benchmarking to align our
executive compensation with the competitive market pay
levels, as our target total direct compensation for our NEOs is not more than the median of our peer group.
No SERP. We do not provide a supplemental executive retirement plan.

32	2026 Proxy Statement
Compensation Philosophy
Our executive compensation program is designed to attract and retain the leadership needed for the success of our business. The Compensation Committee, working with Ferguson Partners Consulting, L.P.
(“FPC”) as its independent compensation consultant, has reviewed, approved, and implemented an overall philosophy and framework for executive compensation matters.
The Compensation Committee maintains a framework that sets forth a compensation strategy intended to support the Company’s strategic plan, business objectives, and competitive outlook. The pillars of the Company’s philosophy, used as guideposts for the Compensation Committee’s work in selecting and evaluating executive compensation elements and design, include the following:
•Competitive in the Marketplace: Attract, retain, and motivate highly skilled executives by providing a total compensation package that is competitive in the market, taking into account the size and characteristics of the Company.
•Alignment of Stockholder Interests: Align the interests of management and the Company’s stockholders through the use of performance-based restricted stock units (a performance incentive) and time-based restricted stock awards (a retention incentive) and by encouraging executives to accumulate substantial ownership in the Company.
•Balance of Elements: Encourage management to balance short-term goals against longer-
term objectives and to take risks consistent with the Company’s financial and strategic goals.
•Pay-for-performance Culture: Emphasize variable performance-based compensation, with metrics aligned to the Company’s short-term and long-term financial results and business strategy, ensuring a high degree of performance orientation in our executive compensation program.
Elements of Annual Compensation
Our executive compensation program consists of a mix of fixed and variable pay elements, with the latter tied to both short- and long-term company success. Performance-based pay elements are linked to goals that we believe will deliver both year-to-year and long-term increases in stockholder value. The elements of total direct executive compensation include:

Compensation Element	Rationale

Base Salary
•Provide NEO with degree of stability and financial certainty;
•Essential to attract and retain high quality talent in competitive environment; and
•Amount correlated with role, responsibility, tenure, and experience.

Annual Incentive Award
•Reward achievement of short-term Company performance, individual accomplishments, and key strategic priorities;
•Supplement base salary for competitive level of total cash compensation; and
•Highlight success on Company and individual levels in execution of annual business plan.

Long-Term Incentive Awards
•Reward performance that results in increased stockholder value over time;
•Provide incentives for long-term value creation which encourage retention over an extended period;
•Promote and protect leadership continuity for the long-term; and
•Increase in ownership stake and alignment of interests with our stockholders.

Standard Benefits	•NEOs participate in Company employee benefit plans and programs on substantially the same basis as other employees.

33	2026 Proxy Statement
The Compensation Committee does not maintain any formal policy or formula for allocating the mix of compensation as it believes it is more important to remain flexible to respond to business needs and shifts in the marketplace in which the Company must compete to recruit and retain executive talent, and also to take into consideration individual performance and responsibilities of the NEOs each year. Therefore, the Compensation
Committee retains the authority to review the compensation of each of our NEOs periodically and to use its discretion to adjust the mix of compensation and the amount of any element of compensation as it deems appropriate for each NEO.
Our Compensation Committee maintained the same compensation philosophy during 2025 and 2024, tying the majority of cash incentives to objective criteria and incorporating performance-based equity grants.
Consistent with the past two years, our Compensation Committee incorporated a “Structured Discretionary
Bonus Program,” through which the subjective component (25%) of our NEOs’ annual bonus was tied to the completion of certain key strategic priorities. These priorities included successfully deploying capital into accretive investment opportunities, including growing our build-to-suit pipeline and partnering with tenants to fund revenue generating capital expenditures, successful management of our in-place portfolio, refinements to our investor relations processes, events, and materials, advancements with respect to culture of inclusion and belonging and sustainability initiatives, and additional corporate-level initiatives
Compensation Process
Role of the Compensation Committee: The Compensation Committee, on behalf of the Board of
Directors, determines the compensation of our NEOs, including policies and decisions regarding the NEOs’
salary, bonus, benefits, cash, and equity-based incentive compensation, severance, and other compensation programs. At its discretion, the Compensation Committee may recommend matters regarding the compensation of the NEOs for approval by the full Board of Directors. Further, as described below, compensation for fiscal year
2025 for each of the NEOs was based, in part, on review of peer data, and subsequently in the context of individual performance and Company performance. Our Compensation Committee met five times in fiscal year
2025. Our Compensation Committee meetings are typically attended by the committee members, as well as representatives of FPC, our CEO, our SVP and General Counsel, and our SVP, Human Resources and
Administration.
Role of the Compensation Consultant: The Compensation Committee continued to engage FPC as its independent compensation consultant for fiscal year 2025. FPC has assisted the Compensation Committee in (i)
developing the compensation philosophy and compensation objectives for our executive compensation program;
(ii) determining the appropriate levels of compensation for the NEOs, other executive officers of the Company, and non-employee directors; and (iii) setting short-term and long-term performance metrics to underpin incentives for the Company’s annual cash bonus program and performance-based features of the Company’s long-term incentive program, all in furtherance of the Compensation Committee’s goal of appropriately motivating and retaining the NEOs and aligning the interests of management with those of our stockholders. The
Compensation Committee considers our compensation consultant to be independent.
Role of Management: During fiscal year 2025, our CEO made recommendations to the Compensation
Committee regarding ways to implement and structure the compensation program and provide input on compensation opportunities for other NEOs and SVPs. In addition, following the completion of the calendar year, the CEO provided information to the Compensation Committee regarding the Company’s progress with respect to the Structured Discretionary Bonus Program and each NEO’s individual accomplishments to assist the
Compensation Committee in its decisions in respect of 2025 cash bonus awards. In the normal course, officers in the areas of human resources, legal, and finance may provide information to the Compensation Committee, or work directly with FPC, in furtherance of the Compensation Committee’s work. The Compensation Committee reviews and takes into account such recommendations but ultimately retains full discretion and authority over the final compensation decisions for the NEOs.

34	2026 Proxy Statement
Peer Group Data

Key Actions The Compensation Committee approved a 2025 Peer Group using objective selection criteria such that BNL approximates the median of the peer set in terms of size.
The Compensation Committee, working with FPC, considers competitive market compensation data as one of many factors in determining the types of compensation in its executive compensation program and the level of compensation paid to each of the NEOs. In addition, with the support of FPC, the Compensation
Committee reviews peer group data on an annual basis to ensure it remains valid for benchmarking purposes and evaluating whether to make any changes to the levels of compensation or compensation pay mix in respect of compensation for the NEOs.
In establishing the composition of our peer group, the Compensation Committee considered the following criteria:
•Size Parameters: REITs within an appropriate size range in terms of implied equity market capitalization and total capitalization, which we define as approximately 0.5x to no more than
2.5x relative to BNL
•Asset Focus: Focus on net lease REITs that use similar lease structures and who we most directly compete with for investment opportunities and talent
•Overall Composition: Aim to approximate the median of the peer group in terms of implied equity market capitalization and total capitalization
Following the review of the peer group in July 2024, the Compensation Committee determined that no changes were necessary to the 2024 peer group for the 2025 fiscal year. The resulting group of peer companies
(the “Compensation Peer Group”) consists of 14 real estate investment trusts. In establishing the Compensation
Peer Group, the Company considered total capitalization and implied equity market capitalization according to
S&P Global Market Intelligence data, seeking a peer group in which the Company falls at approximately the midpoint of both measurement ranges. The Compensation Peer Group for the 2025 fiscal year included:

2025 Compensation Peer Group

Freestanding REITs	•Agree Realty Corporation (ADC) •Essential Properties Realty Trust, Inc. (EPRT)	•Four Corners Property Trust, Inc. (FCPT) •NNN REIT, Inc. (NNN)

Industrial REITs	•EastGroup Properties, Inc. (EGP) •First Industrial Realty Trust, Inc. (FR) •LXP Industrial Trust (LXP)	•Plymouth Industrial REIT, Inc. (PLYM) •STAG Industrial, Inc. (STAG)

Other Net Lease REITs (Healthcare, Office or Specialty)	•CareTrust REIT, Inc. (CTRE) •Easterly Government Properties, Inc. (DEA) •EPR Properties (EPR)	•LTC Properties, Inc. (LTC) •Sila Realty Trust, Inc. (SILA)
The Compensation Committee utilized data from the Compensation Peer Group in connection with
2025 compensation matters. A second group of peer companies has been adopted as part of the Company’s long-term incentive program performance-based awards, as discussed more fully below.

35	2026 Proxy Statement
“Say-on-Pay” Vote
At our 2025 Annual Meeting, 90.8% of the shares voted were cast in favor of our advisory vote to approve the compensation of our NEOs. We recognize that the business and executive compensation environments continue to evolve, and we are committed to having compensation programs and practices that support our business objectives, promote good corporate governance and align executive pay with the
Company’s performance. The Compensation Committee will continue to consider the results from this year’s and future advisory stockholder votes regarding our executive compensation programs. See “Proposal 2 —
Advisory Vote to Approve the Compensation of our Named Executive Officers” for additional information.
Fiscal 2025 Compensation Program in Detail
Base Salary

Key Actions Limited salary increases were provided in 2025, consistent with our pay-for-performance culture and our annual benchmarking processes.
Base salary is considered together with the annual cash incentive opportunity as part of a cash compensation package. Base salary amounts for 2025 take into account each NEO’s role and responsibilities within the Company, based, in part, on a review of compensation data for similar (or approximately similar) roles within the Compensation Peer Group, as well as internal pay equity considerations. In February 2025, the
Compensation Committee determined to only make limited increases, as follows:

NEO	2024 Annual Salary (through December 31, 2024)	2025 Annual Salary (through December 31, 2025)	Percentage Change
John D. Moragne	$600,000	$600,000	0%
Ryan M. Albano	$500,000	$500,000	0%
Kevin M. Fennell (1)	$375,000	$425,000	13%
Michael B. Caruso	$285,000	$285,000	0%
Jennie O'Brien (1)	$260,000	$275,000	6%
(1)Base Salary increase effective as of January 1, 2025.
Annual Bonus

Key Actions
The Company approved a bonus program that was based on the achievement of pre-established financial and strategic goals, with actual payouts determined in accordance with the approved scorecard. Target and maximum bonus opportunities for Mr. Caruso and Ms. O’Brien were increased to be more competitive with market peers.

During 2025, our NEOs were eligible for annual cash bonus payments based in part upon:
•Achieving objective financial performance goals during the year, and
•The achievement of certain strategic priorities and individual performance.
We believe that the above annual cash bonus programs are important incentive tools for motivating achievement of the Company’s goals for the forthcoming fiscal year. We believe that the Company’s 2025 annual bonus program is consistent with market and best practices.

36	2026 Proxy Statement
Cash bonus opportunities are determined at the beginning of each year by the Compensation
Committee based on the review of competitive market data and internal pay considerations.

NEO	Threshold Bonus (as a % of Base Salary)	Target Bonus (as a % of Base Salary)	Maximum Bonus (as a % of Base Salary)

John D. Moragne	60%	120%	240%

Ryan M. Albano	50%	100%	200%

Kevin M. Fennell	50%	100%	200%

Michael B. Caruso	30%	65%	100%

Jennie O'Brien	30%	52.5%	75%

2025 Bonus Measures
For 2025, our bonus program applicable to all NEOs and SVPs allocated 75% of the target bonus opportunity to objective corporate metrics. The Compensation Committee approved the objective corporate financial goals consistent with the Company’s Board‑approved budget. The AFFO target was set at the midpoint of the Company’s publicly disclosed guidance range, representing an approximately 3% increase over prior‑year
AFFO, with the maximum set at approximately 4% increase over prior-year AFFO. In establishing these goals, the Committee sought to ensure that incentive opportunities were aligned with externally communicated expectations and required disciplined execution maintaining a clear link between pay and performance.
Additionally, 25% of the target bonus opportunity was allocated to the assessment of key strategic priorities and individual performance (the “Structured Discretionary Bonus Program”). Bonus payouts under the annual incentive program are not guaranteed and are earned only upon the achievement of applicable performance criteria.
In March 2025, the Compensation Committee approved metrics and goals for the annual cash bonus program in respect of 2025, with 2025 scorecard objective components that are weighted as follows:

Metric	Weighting	Threshold	Target	Maximum	Actual Performance Payout
AFFO per Share	50%	$1.45	$1.47	$1.49	$1.49
Net Debt to Annualized Adjusted EBITDAre	15%	5.75x	5.5x	5.25x	5.77x
Economic Occupancy	10%	97.0%	98.0%	99.0%	99.8%
Structured Discretionary Bonus Program (1)	25%	63 (out of 125 possible points)	91 (out of 125 possible points)	125 (out of 125 possible points)	112 (out of 125 possible points)
(1)For the assessment of the Structured Discretionary Bonus Program, the Compensation Committee reviewed performance as compared to strategic priorities that had an impact on the Company’s overall performance for the year (with each priority providing the ability to earn a set number of points that varies based on the importance and effort required under each category), including: (a) investment activity: (i) successful development of the Company’s build-to-suit pipeline; (ii)  successful commitment to fund revenue generating capital expenditure projects with existing tenants; and (iii) accretive deployment of capital into investment opportunities, generally; (b) in-
place portfolio management: (i) successful management of lease rollover process; (ii) successful collection of at least 99% of contractually owed rents; and (iii) successful resolution of various distressed-tenant situations; (c) investor relations: (i) increased stockholder engagement; (ii) hosting of “Investor Day” with stockholders and potential investors; and (iii) improvements to external communications materials; (d) additional strategic priorities: (i) internal reporting and data storage enhancements; (ii) completion of treasury management review and transition to new financial reporting platform; and (iii) ongoing financial reporting and SOX compliance;
and (e) culture of inclusion and belonging and sustainability: (i) completion of Mission, Vision, and Values project; (ii) continued
development and implementation of various training programs, including programs dedicated to management, functional areas of expertise, and ongoing inclusivity training; and (iii) third annual sustainability report. Based on its assessment of performance in these areas, the Compensation Committee approved a 90% achievement on the program.

37	2026 Proxy Statement
In addition to formulaic results under the annual bonus program, the Compensation Committee retained the ability to apply individual performance adjustments to final cash bonus payouts. For fiscal year
2025, such adjustments for executive officers (other than the Chief Executive Officer) were approved ranging from $15,000 to $50,000. In evaluating individual performance, the Committee considered factors such as leadership effectiveness, execution against strategic priorities, and contributions to overall Company performance. For the Chief Executive Officer, the bonus was only paid in accordance with the formulaic results.
2025 Bonus Payouts
In February 2026, the Compensation Committee approved annual cash awards calculated under the annual bonus plan as follows:

Name	2025 Actual Bonus Awarded	2025 Actual Bonus (as a % of maximum payout)	2025 Actual Bonus (as a % of Base Salary)
John D. Moragne	$1,187,770	82%	198%
Ryan M. Albano	$874,840	87%	175%
Kevin M. Fennell	$736,114	87%	173%
Michael B. Caruso	$260,079	91%	91%
Jennie O’Brien	$185,123	88%	67%
Annual Long-Term Incentive Program

Key Actions
We continue to target outperformance in our performance-based equity awards with relative TSR goals calibrated above our peers. In 2025, the target LTI opportunities were increased to better align each NEO’s total compensation opportunity with the median of our Compensation Peer Group for comparable roles, consistent with our compensation philosophy to emphasize alignment of the interests of management and the
Company’s stockholders.

The main objectives of our long-term equity incentive program are to (1) incentivize our executives to work toward the achievement of our long-term performance goals, (2) provide competitive compensation opportunities in order to attract and retain key individuals, (3) promote retention of executives through multi-year vesting periods with a combination of performance-based and time-based equity awards, and (4) create strong alignment with stockholders’ interests by fostering an “ownership mentality” among our executives. The
Compensation Committee believes the structure of the program appropriately reflects these objectives and supports a pay-for-performance philosophy consistent with REIT industry practice.

38	2026 Proxy Statement
For 2025, the Company’s long-term incentive program utilized the following mix of equity vehicles, which was designed to be more rigorous and target outperformance as compared to the Compensation Peer
Group:

Type of Equity Award	Weighting	Key Features

Performance-Based Restricted Stock Units ("RSUs")	60% (40% for Mr. Caruso and Ms. O'Brien)
•Vest solely on relative total shareholder return (“rTSR”)
versus a group of net lease peer companies (50%) and
the MSCI US REIT Index (50%)
•Requires 80% percentile relative performance to
achieve the maximum payout and 55th percentile
performance to achieve the target
•Earned awards are subject to a reduction of 25% if TSR
is negative (but in no event will such payout be reduced
below target)
•Earned awards cliff vest at the end of the three-year
performance period

Time-Based Restricted Shares	40% (60% for Mr. Caruso and Ms. O'Brien)	•Vest 25% per year over four years
Vesting may be accelerated in the case of certain involuntary termination events, as more fully described under Potential Payments in Event of Termination or Change in Control.
2025 Target Award Values
The Compensation Committee considers relevant market data when establishing target award opportunities. The Committee believes that selectively increasing long‑term incentive (“LTI”) opportunities to better align total compensation with the market median emphasizes stockholder alignment by increasing the proportion of compensation that is equity‑based and performance‑oriented, thereby reinforcing an ownership mindset focused on long‑term stockholder value creation.
The 2025 annual LTI targets values for the CEO and other NEOs, as compared to the prior year, are shown in the following table (the number of shares associated with each award is set forth in the Grants of Plan-
Based Awards table). Prior to the 2025 LTI target value adjustments, our CEO’s total compensation opportunity was below the 25th percentile of the Compensation Peer Group and accordingly, a more meaningful increase was provided. However, following the adjustments, our CEO’s total compensation opportunity still fell below the median of the Compensation Peer Group.

	2025
NEO	Time-Based Restricted Stock Award	Performance- Based RSUs	Total Target Long-Term Incentive Value(1)	2024 Target LTI Value	Increase in Target Value
John D. Moragne	$1,280,000	$1,920,000	$3,200,000	$2,000,000	+$1,200,000
Ryan M. Albano	$660,000	$990,000	$1,650,000	$1,500,000	+$150,000
Kevin M. Fennell	$330,000	$495,000	$825,000	$750,000	+$75,000
Michael B. Caruso	$180,000	$120,000	$300,000	$300,000	-
Jennie O’Brien	$150,000	$100,000	$250,000	$250,000	-
(1)Grant value shown above will be different from the values shown in the Summary Compensation and Grants of Plan-Based
Awards tables which are based on the fair value on grant date in accordance with FASB Accounting Standards Codification Topic
718 (“FASB ASC Topic 718”). Target dollar values and the types of equity awards granted were determined by dividing the corresponding dollar value by the 15-date average of our closing stock price prior to the date of grant.

39	2026 Proxy Statement
In connection with her promotion to Senior Vice President, Chief Accounting Officer, Ms. O’Brien also received a one‑time promotion grant of $150,000, consisting of time‑based restricted shares that vest ratably over a three‑year period. The Compensation Committee approved the promotion grant to reflect Ms. O’Brien’s expanded scope of responsibilities, and the importance of continuity and retention in a critical financial reporting position.
2025 Relative Total Shareholder Return Grants
Payouts under each component of the performance-based RSUs may range from 0% to 200% of target based on the Company’s rTSR achievement versus that of the rTSR Peer Group (detailed below) and the constituents of the MSCI US REIT Index (on a non-weighted basis), as applicable.

Performance Level(1)	Relative Ranking(2)	Shares Earned as a Percentage of Target	Relative Ranking(2)	Shares Earned as a Percentage of Target
Index	BNL vs. rTSR Peer Group (50% of Award)		BNL vs. MSCI US REIT (50% of Award)
< Threshold	<30th Percentile	0%	<30th Percentile	0%
Threshold	30th Percentile	50%	30th Percentile	50%
Target	55th Percentile	100%	55th Percentile	100%
Maximum	80th Percentile	200%	80th Percentile	200%
(1)Straight-line interpolation is applied for performance between threshold and target, and target and maximum
(2)Measured at the end of the three-year performance period of February 28, 2025 to February 28, 2028, subject to the
Compensation Committee’s discretion to recognize special or non-recurring situations or circumstances at peer companies
Beginning with rTSR grants made in 2024, the Company has incorporated an absolute total shareholder return modifier. Payouts will be reduced by 25% if total shareholder return during an applicable performance period exceeds target on a relative basis but is negative on an absolute basis; provided, however, that in such instances payouts will never be reduced below target.
The rTSR peer group consists of net lease REITs that were selected by the Compensation
Committee, in consultation with FPC, that are most comparable to the Company in terms of asset type, business model, and with whom the Company most directly competes with for investor capital. While there is a high degree of overlap between the rTSR peer group and the Compensation Peer Group, the rTSR peer group places less emphasis on company size.

rTSR Performance Peer Group
Agree Realty Corporation*	LXP Industrial Trust*
EPR Properties*	NETSTREIT Corp.
Essential Properties Realty Trust, Inc.*	NNN REIT, Inc.*
Four Corners Property Trust, Inc.*	Plymouth Industrial REIT, Inc.*
Getty Realty Corp	Realty Income Corporation
Gladstone Commercial Corporation	Sila Realty Trust, Inc.*
Global Medical REIT, Inc.	STAG Industrial, Inc.*
Global Net Lease, Inc.	W.P. Carey, Inc.
*Indicates that the company is also in our Compensation Peer Group

40	2026 Proxy Statement
Settlement of rTSR Grants

Performance Results of 2022 rTSR Grants
The 2022 rTSR grants were earned as of February 28, 2025:
•vs. rTSR Peer Group: 13th Percentile and 0% earned
•vs. MSCI US REIT Peer Group: 48th percentile and 86% earned
•Total payout: 43% of target earned

The rTSR performance period for the rTSR RSUs granted in 2022 ended, and the performance-based
RSUs have vested in the following amounts as of February 28, 2025.

NEO (1)(2)	Shares Vested
John D. Moragne (3)	12,338
Ryan M. Albano (3)	12,338
Kevin M. Fennell (4)	754
Michael B. Caruso (5)	823
(1)Ms. O’Brien did not receive rTSR RSUs granted in 2022.
(2)The rTSR RSUs granted in 2022 were awarded to Messrs. Moragne, Albano, Fennell, and Caruso while they served in their then-
current roles of: EVP and Chief Operating Officer (Mr. Moragne); EVP and Chief Financial Officer (Mr. Albano); SVP, Capital
Markets & Credit Risk (Fennell); and SVP, Corporate Finance & Investor Relations (Mr. Caruso).
(3)Includes 2,049 shares representing accrued dividends during the applicable performance period.
(4)Includes 125 shares representing accrued dividends during the applicable performance period.
(5)Includes 137 shares representing accrued dividends during the applicable performance period.
The performance period for the rTSR RSUs granted in 2025, 2024, and 2023 had not yet ended as of
December 31, 2025. The performance period for the 2023 rTSR grants ended on February 27, 2026 and resulted in the following payouts.

Performance Results of 2023 rTSR Grants
The 2023 rTSR grants were earned as of February 27, 2026 and better reflect our recent outperformance relative to peers:
•vs. rTSR Peer Group: 85th Percentile and 200% earned
•vs. MSCI US REIT Peer Group: 74th percentile and 177% earned
•Total payout: 188.5% of target earned

Other Benefits and Perquisites
The Company maintains a tax-qualified Section 401(k) retirement savings plan that provides for employee contributions and employer matching contributions. Our NEOs are eligible to participate in the tax-
qualified Section 401(k) retirement savings plan on the same basis as other employees who satisfy the plan’s eligibility requirements, including any requirements relating to age and length of service.
Each of our NEOs participate in the Service Anniversary Award program on the same basis as all other employees under which they are eligible to receive an award based on the years of service provided by the employee.
Other than standard health plans and employee fringe benefit programs available to all employees, currently we do not offer any other material benefits programs or perquisites to our NEOs. The Compensation
Committee periodically reviews the levels of perquisites and other personal benefits that may be made available to our NEOs to confirm that such levels are reasonable and appropriate for their purposes.

41	2026 Proxy Statement
Compensation Risk Assessment
The Compensation Committee does not believe that any of the Company’s compensation programs expose the Company to excessive risk but instead encourage behavior that supports sustainable value creation for stockholders by appropriately balancing risk and reward. In approving compensation programs, the
Compensation Committee considers whether the compensation programs encourage unnecessary or excessive risk taking.
Our Compensation Committee designed our compensation programs to mitigate any potential risks by utilizing compensation vehicles with the following characteristics:
•A mix of compensation elements that provide focus on both short- and long-term goals, as well as cash and equity-based compensation so as not to inappropriately emphasize one measure of our performance;
•Caps on the maximum payouts available and minimum thresholds required before payment under certain incentive programs, including our annual and long-term incentive programs;
•Stock ownership guidelines that require our executive officers to accumulate and maintain a significant ownership interest in the Company;
•Oversight of programs (or components of programs) by a broad-based group of individuals, including human resources, finance, internal audit, and an independent compensation consultant;
•Setting performance goals that are intended to be challenging yet provide employees with a reasonable opportunity to reach the threshold amount, while requiring meaningful performance to reach the target level and substantial performance to reach the maximum level;
•Final awards under the annual incentive program are subject to the discretion of the Compensation
Committee which may consider both quantitative and qualitative factors in respect of Company and individual achievements;
•Our insider trading policy prohibits all employees (including officers) and directors and certain of their respective family members and controlled entities from engaging in transactions in our securities that are speculative in nature, including, but not limited to prohibiting short selling, purchasing options, taking out margin loans against stock options, hedging or engaging in any other type of speculative arrangement that has a similar economic effect without the full risk or benefit of ownership, and transacting in the securities of any entity with which the Company is discussing significant business matters;
•All shares awarded under the equity awards are payable in the form of performance-based restricted stock units that are earned and become vested at the end of a three-year performance period or time-
based restricted shares that vest annually over a period of three or four years based on the executive’s continued employment on the applicable vesting date. Specifically, the performance-based restricted stock units are based on performance criteria relative to total shareholder return ensuring that our executives’ interests align with those of our stockholders over the long term; and
•FPC assists with the review of the executive compensation policies and practices.
Other Compensation Related Policies
Clawback Policy
The Company maintains a compensation clawback policy, which was adopted and amended in
October 2023, when the Company amended its clawback policy to comply with the finalized and effective SEC and NYSE rules (Section 10D of the Exchange Act, Rule 10D-1 of the Dodd Frank Wall Street Reform and
Consumer Protection Act promulgated thereunder, and Section 303A.14 of the NYSE Exchange Listed
Company Manual). This clawback policy requires the recovery of certain forms of executive compensation in the case of accounting restatements resulting from a material error in the issuer’s financial statements. Under the clawback policy, the Company is required to seek to recover incentive-based compensation from any current or former executive officer of the Company who received incentive-based compensation during the three-year

42	2026 Proxy Statement
period preceding the date on which we announce that we are required to restate any previously issued financial statements due to material non-compliance with any financial reporting requirement under federal securities laws. The amount to be recovered will be based on the excess of the incentive-based compensation paid to the executive based on the erroneous data over the incentive-based compensation that would have been paid to the executive if the financial accounting statements had been as presented in the restatement. No finding of misconduct is required in order for the Company to seek a recovery under the clawback policy. The Board of
Directors has the discretion to determine the method of recovering amounts under the clawback policy, and recovery is not required if the Board of Directors determines, after making a reasonable effort to recover the relevant amounts, that the direct expense paid to a third party to enforce the clawback policy would exceed the amount to be recovered.
Stock Ownership Guidelines
The Company has adopted revised stock ownership guidelines that include our CEO, President, CFO, and SVPs. Each applicable individual is required to have acquired, within 5 years of appointment to the executive’s role, shares of the Company’s Common Stock having a market value of at least the levels as set forth in the table below:

Position	Ownership Requirement

CEO	6X current base salary

President and CFO	3X current base salary

SVPs	1.5X current base salary

In addition, all individuals must retain at least 50% of the executive’s stock awards following the award’s vesting until the executive meets the applicable requirement. Ownership for all individuals includes unvested time-based restricted shares but excludes unvested performance-based restricted shares.
Tax and Accounting Considerations
Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal
Revenue Code”), provides that subject to certain exceptions, a publicly held corporation may not deduct compensation for federal income tax purposes exceeding $1 million in any one year paid to any of its covered employees (as defined in Section 162(m)). We must distribute a specified minimum percentage of our taxable income to maintain our qualification as a REIT under the Internal Revenue Code, and we are not subject to federal income tax on our REIT taxable income if and to the extent we distribute the income to our stockholders.
Accordingly, to the extent we pay compensation to any of our covered employees in excess of $1 million in any year, we may have to increase the amount of our distributions to stockholders to avoid tax liability and the loss of our REIT status. This in turn may result in a larger portion of distributions being taxable to stockholders as dividend income, instead of being treated as a nontaxable return of capital to stockholders.
Compensation Committee Report
We, the Compensation Committee of the Board of Directors, met with management to review and discuss the Compensation Discussion and Analysis set forth above, and based upon the review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-
K for the year ended December 31, 2025.
Jessica Duran, Chair
Laurie A. Hawkes
David M. Jacobstein
Joseph Saffire
James H. Watters

43	2026 Proxy Statement
Summary Compensation Table
The following table sets forth the portion of compensation paid to the NEOs that is attributable to services performed during the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
John D. Moragne	2025	600,000	-	3,918,506	1,187,770	358,725	(3)	6,065,001
Chief Executive Officer	2024	600,000	-	4,361,782	1,392,785	259,155		6,613,722
	2023	575,000	-	2,393,189	1,143,692	83,706		4,195,587
Ryan M. Albano	2025	500,000	-	2,020,498	874,840	210,368	(4)	3,605,706
President and Chief Operating Officer	2024	500,000	-	2,677,590	967,212	166,483	(5)	4,311,285
	2023	491,667	-	1,794,897	794,231	75,125		3,155,920
Kevin M. Fennell	2025	425,000	-	1,010,260	736,114	168,059	(5)	2,339,432
Executive Vice President and Chief Financial Officer	2024	375,000	-	1,932,556	725,409	139,828		3,172,793
	2023	354,821		1,197,449	595,673	53,431		2,201,374
Michael B. Caruso	2025	285,000	-	351,210	260,079	106,057	(6)	1,002,346
Senior Vice President, Underwriting and Strategy	2024	285,000	-	1,124,951	208,558	87,709		1,706,218
Jennie O'Brien	2025	275,000	-	452,149	185,123	73,816	(7)	986,089
Senior Vice President, Chief Accounting Officer
(1)The amounts included in the “Stock Awards” column represent the grant date fair value of the restricted shares computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 2 – Summary of
Significant Accounting Policies – Stock-Based Compensation to the audited consolidated financial statements of Broadstone Net Lease,
Inc. included in our Form 10-K for the fiscal year ended December 31, 2025. The grant date fair value of the performance-based restricted stock unit awards in this column is based on the Monte Carlo value of $21.12 per share and at the target level of performance, which for each of Messrs. Moragne, Albano, Fennell, and Caruso, and Ms. O’Brien is $2,557,970, $1,318,965, $659,493, $159,878, and
$133,246, respectively. The grant date fair value of the performance-based restricted stock unit awards based on the maximum level of performance for each of Messrs. Moragne, Albano, Fennell, and Caruso, and Ms. O’Brien is $5,115,940, $2,637,930, $1,318,986,
$319,757, and $266,492, respectively.
(2)The amounts included in the “Non-Equity Incentive Plan Compensation” column include the amount of the 2025 annual bonus paid to each of the NEOs in February 2026.
(3)This amount includes (i) $14,000 in matching contributions made to the 401(k) Plan on behalf of Mr. Moragne, (ii) $342,225 in dividends received with respect to unvested restricted shares, (iii) $1,300 in employer contributions made to a health savings account, and (iv)
$1,200 for a monthly mobile phone stipend or fees.
(4) This amount includes (i) $14,000 in matching contributions made to the 401(k) Plan on behalf of Mr. Albano, (ii) $195,168 in dividends received with respect to unvested restricted shares and (iii) $1,200 for a monthly mobile phone stipend or fees.
(5)This amount includes (i) $14,000 in matching contributions made to the 401(k) Plan on behalf of Mr. Fennell, (ii) $150,659 in dividends received with respect to unvested restricted, (iii) $1,300 in employer contributions made to a health savings account, (iv) $1,200 for a monthly mobile phone stipend or fees, and (v) $900 for a monthly internet stipend or fees.
(6)This amount includes (i) $9,767 in matching contributions made to the 401(k) Plan on behalf of Mr. Caruso, (ii) $87,993 in dividends received with respect to unvested restricted shares, (iii) $4,233 in a true-up matching contribution made to the 401(k) Plan in 2025 in respect of contributions made in 2024, (iv) $1,300 in employer contributions made to a health savings account, (v) $1,564 in respect of the Service Anniversary Award for 2025, and (vi) $1,200 for a monthly mobile phone stipend or fees.
(7)This amount includes (i) $14,000 in matching contributions made to the 401(k) Plan on behalf of Ms. O’Brien, (ii) $57,766 in dividends received with respect to unvested restricted shares, (iii) $850 in employer contributions made to a health savings account and (iv) $1,200 for a monthly mobile phone stipend or fees.

44	2026 Proxy Statement
Grant of Plan-Based Awards
The following table summarizes the awards granted to each of the NEOs during the fiscal year ended
December 31, 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards ($)(4)
John D. Moragne	2/28/2025	—	—	—	—	—	—	80,744 (2)	1,360,536
	2/28/2025	—	—	—	60,558	121,116	242,232	—	2,557,970
	—	360,000	720,000	1,440,000	—	—	—	—	—
Ryan M. Albano	2/28/2025	—	—	—	—	—	—	41,634 (2)	701,533
	2/28/2025	—	—	—	31,226	62,451	124,902	—	1,318,965
	—	250,000	500,000	1,000,000	—	—	—	—	—
Kevin M. Fennell	2/28/2025	—	—	—	—	—	—	20,817 (2)	350,766
	2/28/2025	—	—	—	15,613	31,226	62,452	—	659,493
	—	212,500	425,000	850,000	—	—	—	—	—
Michael B. Caruso	2/28/2025	—	—	—	—	—	—	11,355 (2)	191,332
	2/28/2025	—	—	—	3,785	7,570	15,140	—	159,878
	—	85,500	185,250	285,000	—	—	—	—	—
Jennie O'Brien	2/28/2025	—	—	—	—	—	—	9,463 (2)	159,452
	2/28/2025	—	—	—	—	—	—	9,463 (3)	159,452
	2/28/2025	—	—	—	3,155	6,309	12,618	—	133,246
	—	82,500	144,375	206,250	—	—	—	—	—
(1)Represents grant of performance-based restricted stock units made on February 28, 2025 with market vesting conditions. Under the terms of the award agreement, the restricted stock units are scheduled to vest on February 28, 2028, with the ability to earn shares of the Company’s Common Stock in a range of 0% to 200% of the awarded number of restricted stock units based on linear interpolation of the relative total shareholder return of shares of the Company’s Common Stock relative to the total shareholder return of other publicly traded REIT companies in a selected peer group identified in the award agreement and the MSCI US REIT index.
(2)Represents grant of time-based restricted shares made on February 28, 2025. Under the terms of the award agreement, the restricted shares are scheduled to vest in equal installments on each of February 28, 2026, February 28, 2027, February 28, 2028, and February
28, 2029.
(3)Represents a one-time promotion grant award to Ms. O’Brien in connection with her promotion to Chief Accounting Officer. Under the terms of the award agreement, the restricted shares are scheduled to vest in equal installments on each of February 28, 2026, February
28, 2027, and February 28, 2028.
(4)Grant date fair value of restricted stock units with market vesting conditions assumes that awards will vest at target. If highest levels of market conditions are achieved, grant date fair value would be higher.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment and Severance Agreements with our Named Executive Officers
Each of Messrs. Moragne and Albano previously entered into Amended and Restated Employment
Agreements with Broadstone Net Lease, Inc., Broadstone Net Lease, LLC (the “OP”), and Broadstone
Employee Sub, LLC, the OP’s subsidiary (the “Employment Agreements”). In connection with the Company’s management transition in 2023, the Employment Agreements were amended, effective February 28, 2023 (the
“Amended Employment Agreements”). Mr. Fennell, Broadstone Net Lease, Inc., the OP, and Broadstone
Employee Sub, LLC, entered into a severance protection agreement (the “Severance Protection Agreement”), providing Mr. Fennell with severance benefits in connection with certain termination of employment events as described below.

45	2026 Proxy Statement
As detailed below, the Amended Employment Agreements revised the terms of each party’s employment to reflect their promotions, including the applicable NEO’s compensation arrangements, roles and responsibilities, and term of employment. Each of the Amended Employment Agreements provided the following as of December 31, 2025:
1.a term expiring on December 31, 2026, unless terminated earlier as provided under its terms;
2.an annual base salary of $600,000, in the case of Mr. Moragne and $500,000, in the case of Mr. Albano, subject to increase, but not decrease, during the employment term, unless the decrease is pursuant to across-the-board salary reductions affecting other senior level executives of the Company;
3.eligibility to receive a target annual bonus equal to 120% of the NEO’s base salary, in the case of Mr. Moragne, and 100%, in the case of Mr. Albano, with the actual bonus amount, if any, to be based on actual performance relative to the performance criteria and targets established and administered by the Compensation Committee;
4.reimbursement for reasonable out-of-pocket business expenses incurred in performing their duties in accordance with the expense reimbursement policy of the Company in effect from time to time;
5.eligibility to participate in all benefit programs for which other senior executives of the
Company are generally eligible;
6.entitlement to a long-term incentive award under the Company’s long-term equity compensation program with a target grant value of $2,000,000 (increased to $3,200,000 in
February 2025), in the case of Mr. Moragne, and $1,500,000 (increased to $1,650,000 in
February 2025), in the case of Mr. Albano, which consist of 40% time-based awards and
60% performance-based awards for future years;
7.payments upon certain terminations of employment, as described below under “Potential
Payments in Event of Termination or Change in Control”; and
8.restrictive covenants providing for non-competition, non-solicitation of employees, and non-
interference with business relationships, in each case, during employment and for 12 months thereafter, mutual non-disparagement, and perpetual non-disclosure and non-use of confidential information.
Under the terms of the Amended Employment Agreement or, for Mr. Fennell, under the terms of the
Severance Protection Agreement, the executive officers are entitled to receive certain payments in connection with certain termination events, as described below.
In the event of the executive’s termination of employment by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the Amended Employment Agreement or the
Severance Protection Agreement, as applicable), or if the executive is terminated by the Company following the expiration of the term of the Amended Employment Agreement, if applicable, the executive is entitled to receive:
(i) accrued benefits consisting of unpaid base salary and accrued but unused vacation and/or paid time off through the date of termination, reimbursement for all reasonable out-of-pocket business expenses incurred and paid by executive through date of termination, vested benefits under Company benefit plans, and any annual bonus earned but unpaid as of the date of termination (collectively, the “Accrued Benefits”); (ii) a lump sum payment equal to 2.0 times the sum of the executive’s base salary and then-current target bonus for Mr.
Moragne and 1.5 times the sum of the executive’s base salary and then-current target bonus for Messrs. Albano and Fennell or, if during the period consisting of the three months prior to or 12 months following a Change in
Control (the “Change in Control Window”), three times the sum of the base salary and then-current target bonus for Mr. Moragne and two times the sum of the executive’s base salary and then-current target bonus for Messrs.
Albano and Fennell; (iii) a prorated target bonus for year of date of termination, through the date of termination;
(iv) payment of the employer portion of COBRA premiums for 24 months; and (v) full vesting of any outstanding equity awards that are subject solely to time-based vesting conditions. All the severance payments and benefits are conditioned on the executive executing and not revoking a general release of claims for the benefit of the
Company and continued compliance with the restrictive covenants, as described below. In the event of a
“change in control” of the Company (as defined in the Amended Employment Agreement or the Severance
Protection Agreement, as applicable), if any of the payments or benefits (including payments connected to the

46	2026 Proxy Statement
equity awards) provided for under the Amended Employment Agreement, the Severance Protection Agreement
or otherwise payable to the executive would constitute “parachute payments” within the meaning of Section
280G of the Code and would be subject to the related excise tax under Section 4999 of the Code, then the executive will be entitled to receive either the full payment of such payments and benefits or a reduced amount of payments and benefits, where the reduced amount would result in no portion of the payments or benefits being subject to the excise tax, whichever results in the greater amount after-tax benefits being retained by the executive.
In the event the executive’s employment with the Company is terminated due to the executive’s
Disability (as defined in the Amended Employment Agreement or the Severance Protection Agreement, as
applicable) or death, the executive will be entitled to receive (i) the Accrued Benefits; (ii) full vesting of any outstanding equity awards that are subject solely to time-based vesting conditions; (iii) a prorated target bonus for year of date of termination, through the date of termination; and (iv) payment of COBRA premiums for 12 months.
In the event the executive’s employment is terminated by the Company for cause, or the executive voluntarily terminates employment (without good reason), the executive will be entitled to receive the Accrued
Benefits, except, in the case of termination for cause, the executive will not receive any amount of an otherwise earned but unpaid annual bonus.
While each of Messrs. Fennell and Caruso and Ms. O’Brien has not entered into a long-form employment agreement, each has entered into a standard short-form employment agreement with the
Company upon hire, consistent with Company practices. Such agreements provide the basic terms of employment, and expectations and requirements the Company imposes on its employees, including a basic confidentiality provision and non-solicitation of protected business relationships, non-recruitment of employees and independent contractors and non-disparagement covenants that apply during the term of employment and for a period of 12 months following the employee’s termination date.

47	2026 Proxy Statement
Outstanding Equity Awards Table for Fiscal Year End

Name	Year of Grant	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
John D. Moragne	2022	4,083 (3)	70,922	—	—
	2023	22,332 (3)	387,907	133,994	2,327,476
	2024	200,069 (3)	3,475,199	154,894	2,690,509
	2025	80,744 (3)	1,402,523	242,232	4,207,570
Ryan M. Albano	2022	4,083 (4)	70,922	—	—
	2023	16,749 (4)	290,930	100,496	1,745,616
	2024	109,716 (4)	1,905,767	116,170	2,017,873
	2025	41,634 (4)	723,183	124,902	2,169,548
Kevin M. Fennell	2022	873 (5)	15,164	—	—
	2023	13,958 (5)	242,450	50,248	872,808
	2024	95,194 (5)	1,653,520	58,086	1,008,954
	2025	20,817 (5)	361,591	62,452	1,084,791
Michael B. Caruso	2022	952 (6)	16,536	—	—
	2023	4,187 (6)	72,728	11,168	193,988
	2024	58,730 (6)	1,020,140	15,490	269,061
	2025	11,355 (6)	197,236	15,140	262,982
Jennie O'Brien	2022	453 (7)	7,869	—	—
	2023	7,072 (7)	122,841	8,934	155,184
	2024	28,397 (7)	493,256	10,328	179,397
	2025	18,926 (7)	328,745	12,618	219,175
(1)Value based on the per-share closing market price of the Company’s Common Stock on December 31, 2025, which was $17.37.
(2)The number of performance-based restricted stock units with respect to the Company’s Common Stock included in this column includes the maximum number of performance-based restricted stock units for each of the 2023, 2024, and 2025 grants, each subject to vesting based on total shareholder return as described in the Grants of Plan-Based Awards Table.
(3)Mr. Moragne’s restricted shares are scheduled to vest as follows: (i) 44,260 restricted shares will vest on February 28, 2027, (ii) 33,093 restricted shares will vest on February 28, 2028, and (iii) 181,532 restricted shares will vest on February 28, 2029. 48,343 of Mr.
Moragne’s restricted shares vested in February 2026.
(4)Mr. Albano’s restricted shares are scheduled to vest as follows: (i) 28,463 restricted shares will vest on February 28, 2027, (ii) 20,009 restricted shares will vest on February 28, 2028, and (iii) 91,081 restricted shares will vest on February 28, 2029. 32,548 of Mr. Albano’s restricted shares vested in February 2026.
(5)Mr. Fennell’s restricted shares are scheduled to vest as follows: (i) 14,232 restricted shares will vest on February 28, 2027, (ii) 10,044 restricted shares will vest on February 28, 2028, and (iii) 85,877 restricted shares will vest on February 28, 2029. 20,689 of Mr. Fennell’s restricted shares vested in February 2026.
(6)Mr. Caruso’s restricted shares are scheduled to vest as follows: (i) 14,290 restricted shares will vest on February 28, 2027, (ii) 5,743 restricted shares will vest on February 28, 2028, and (iii) 39,948 restricted shares will vest on February 28, 2029. 15,243 of Mr. Caruso’s restricted shares vested in February 2026.
(7)Ms. O’Brien’s restricted shares are scheduled to vest as follows: (i) 9,131 restricted shares will vest on February 28, 2027, (ii) 7,456 restricted shares will vest on February 28, 2028, and (iii) 24,954 restricted shares will vest on February 28, 2029. 13,307 of Ms.
O’Brien’s restricted shares vested in February 2026.

48	2026 Proxy Statement
Stock Vested and Settled
The following table summarizes the number of securities underlying the equity awards held by each of the NEOs as of the fiscal year ended December 31, 2025.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Settlement or Vesting ($)(2)
John D. Moragne	44,256	744,314
Ryan M. Albano	38,238	643,151
Kevin M. Fennell	17,716	297,829
Michael B. Caruso	14,706	247,233
Jennie O'Brien	8,191	137,691
(1)For each of Messrs. Moragne, Albano, Fennell, and Caruso and Ms. O’Brien, an aggregate of 22,594, 19,521, 6,923, 5,302, and 2,953 restricted shares, respectively, were withheld to cover taxes.
(2)Represents the fair value of the shares of the Company’s Common Stock following the lapse of the vesting conditions for the restricted shares.
Potential Payments in Event of Termination or Change in Control
Employment Agreements
The summary description and tables below describe the arrangements that were in effect for each of our NEOs as of December 31, 2025. As described above in the section titled “Employment and Severance
Agreements with our Named Executive Officers,” each of Messrs. Moragne, Albano, and Fennell are eligible to receive potential severance payments and benefits upon certain terminations of employment. Excluding in connection with a change in control (as described below), the Company does not maintain a written formal severance policy for its employees and, as a result, neither Mr. Caruso nor Ms. O’Brien is entitled to receive a severance payment in the event of a termination without cause. Payment of the severance benefits described above is subject to the applicable NEO’s execution of a release of claims.
CIC Severance Policy
The Company maintains the Broadstone Net Lease, Inc. Change in Control Severance Protection
Policy (the “CIC Severance Policy”), in which all employees of the Company who are not party to an individual employment agreement will participate. The CIC Severance Policy sets forth the Company’s policy on provision of severance payments and benefits under specified conditions in connection with and following a Change in
Control (as defined in the CIC Severance Policy). The Company believes these protections help to retain employees, including our executive officers, who are critical to our long-term success.
Under the provisions of the CIC Severance Policy, each of Mr. Caruso and Ms. O’Brien are entitled to receive certain payments and benefits in the event that, within the period beginning three months prior to and ending twelve months following a Change in Control (the “Change in Control Protection Period”), the Company,
or its successor, terminates the executive’s employment without “cause” or the executive terminates his employment for “good reason” (as such terms are defined in the CIC Severance Policy) (collectively, a
“Qualifying Termination”). These payments and benefits include the following: (i) payment of accrued benefits consisting of unpaid base salary and accrued but unused vacation and/or paid time off through the date of termination, reimbursement for all reasonable out-of-pocket business expenses incurred and paid by executive through the date of termination, vested benefits under Company benefit plans, and any annual bonus earned but unpaid as of the date of termination (collectively, the “Accrued Rights”); (ii) a lump sum payment equal to 1.0 times the executive’s base salary; (iii) a lump sum payment equal to the executive’s annual target bonus; (iv) a lump sum payment equal to the prorated annual target bonus for year of date of termination, through the date of termination; and (v) payment of the employer portion of COBRA premiums for 12 months.
All of the severance payments and benefits, other than the Accrued Rights, are conditioned on the executive’s executing and not revoking a general release of claims for the benefit of the Company. In the event of any of the payments or benefits provided for under the CIC Severance Policy or otherwise payable to the

49	2026 Proxy Statement
executive would constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the related excise tax under Section 4999 of the Code, then the executive will be entitled to receive either the full payment of such payments and benefits or a reduced amount of payments and benefits, where the reduced amount would result in no portion of the payments or benefits being subject to the excise tax, whichever results in the greater amount after-tax benefits being retained by the executive.
The CIC Severance Policy does not impact the terms of outstanding equity awards and the treatment of all equity awards held by the executives at the time of a Change in Control will be governed by the terms of the applicable award agreement and equity plan pursuant to which the outstanding awards were granted.
In the event that the executive’s employment is terminated by the Company for cause, or the executive voluntarily terminates employment (without good reason) during the Change in Control Protection
Period, the executive will be entitled to receive only the Accrued Rights. In the event the Company terminates the employment of the executive other than in the event of a Qualifying Termination, the terms of the CIC
Severance Policy will not apply.
Treatment of Equity Awards
Each of our NEOs has been granted (i) time-based restricted shares and (ii) performance-based restricted stock units under the 2020 Equity Incentive Plan. In connection with certain transactions or termination events, the restricted shares and performance-based restricted stock units will be treated as described below.
Treatment in connection with a Change in Control.
Time-Based Restricted Shares: In the event of a Change in Control, to the extent that any outstanding unvested restricted shares are not assumed or substituted for an equivalent number of shares by an acquirer, such restricted shares will become 100% vested. If any outstanding unvested restricted shares are assumed or substituted for an equivalent number of shares by an acquirer in connection with a Change in Control, such restricted shares will become 100% vested, if within the 12-month period following the consummation of a
Change in Control, the participant’s employment is terminated by the Company (or its successor) without cause or by the participant for good reason. The “double-trigger” acceleration of assumed or substituted time-based restricted shares following a Change in Control described in the immediately preceding sentence applies to each of the NEOs.
Performance-Based Restricted Stock Units: In the event of a Change in Control, if the restricted stock units are assumed by an acquirer, the Board of Directors will determine the extent to which the performance conditions have been achieved as of the date on which the transaction is consummated and the portion of the award that would have otherwise vested on such date will continue to remain outstanding and eligible to vest upon the expiration of the performance period. If the restricted stock units are assumed in connection with a
Change in Control and the participant’s employment is terminated by the Company (or its successor) without cause or by the participant for good reason within the 12-month period following a Change in Control, then the outstanding performance-based restricted stock units will vest in full based on actual performance of the
Company as of the date on which the Change in Control is consummated. If the restricted stock units are not assumed or substituted for an equivalent award by an acquirer, the portion of the restricted stock units that have satisfied the performance conditions based on actual performance will become 100% vested as of the date on which the Change in Control is consummated.
Treatment upon Termination.
Time-Based Restricted Shares: In the event of a termination of employment for any reason (other than as described below), all unvested time-based restricted shares are forfeited without consideration as of the date of such termination. With respect to Messrs. Albano and Moragne, however, if the NEO’s employment terminated is by the Company without cause or by the executive for good reason, such NEO is entitled to full acceleration of his or her unvested restricted shares. For all NEOs, if the NEO’s employment is terminated due to their death or Disability, such NEO is entitled to full acceleration of his or her unvested restricted shares.
Performance-Based Restricted Stock Units: If the participant’s employment is terminated for any reason (other than as described below), the unvested portion of the performance-based restricted stock units is

50	2026 Proxy Statement
forfeited without consideration as of the date of such termination. For all NEOs, if the participant’s employment with the Company is terminated due to death or disability, such participant will be entitled to vest in a prorated number of performance-based restricted stock units (calculated based on the number of days the participant was employed during the performance period prior to such termination), which is determined to be vested and earned based on the actual achievement of the performance goals through the expiration of the performance period, as determined by the Company on the measurement date following the end of the performance period.
The table below estimates the dollar value of the additional payments and benefits that the NEOs would have been entitled to receive under the plans and arrangements described above, assuming the applicable triggering event occurred on December 31, 2024. For this purpose, we have assumed a value of
$15.86 per share of our Common Stock (the closing price of our Common Stock on December 31, 2024).
Potential Payments in Event of Termination or Change in Control

	Cash Severance ($)	Prorated Bonus ($)	Benefits Continuation ($)(1)	Equity Acceleration ($)(2)		Total ($)
Upon Termination by the Company without Cause or by the Executive for Good Reason
John D. Moragne	2,640,000	720,000	55,352	5,336,550		8,751,903
Ryan M. Albano	1,500,000	500,000	60,455	2,990,801		5,051,256
Kevin M. Fennell	1,275,000	425,000	52,348	2,272,726		4,025,074
Michael B. Caruso	-	-	-	-		-
Jennie O'Brien	-	-	-	-		-
Upon Termination due to death or by the Company due to Disability
John D. Moragne	-	720,000	27,676	9,840,705	(3)	10,588,381
Ryan M. Albano	-	500,000	30,227	6,117,529	(3)	6,647,757
Kevin M. Fennell	-	425,000	26,174	3,836,104	(3)	4,287,278
Michael B. Caruso	-	-	-	1,684,779	(3)	1,684,779
Jennie O'Brien	-	-	-	1,237,384	(3)	1,237,384
Upon Termination by the Company without Cause or by the Executive for Good Reason in connection with a Change in Control
John D. Moragne	3,960,000	720,000	55,352	13,669,795	(4)	18,405,147
Ryan M. Albano	2,000,000	500,000	60,455	8,340,330	(4)	10,900,785
Kevin M. Fennell	1,700,000	425,000	52,348	4,947,522	(4)	7,124,870
Michael B. Caruso	470,250	185,250	27,594	1,962,029	(4)	2,645,123
Jennie O'Brien	419,375	144,375	9,734	1,452,305	(4)	2,025,789
(1)Amounts in this column represent the value of the health and welfare benefits continuation.
(2)Amounts in this column represent the value of the acceleration of restricted stock awards which were outstanding as of December 31,
2025. As of December 31, 2025, the fair market value of a share of the Company’s Common Stock was $17.37.
(3)Amounts in this column are based on actual levels of performance as of December 31, 2025 and a prorated portion of the outstanding and unvested performance-based restricted stock units if termination due to death or disability occurred as of December 31, 2025.
(4)Amounts in this column show actual levels of performance that would have been achieved if the closing of a Change in Control transaction occurred on December 31, 2025 with respect to all outstanding and unvested performance-based restricted stock units.
For purposes of the equity awards and the CIC Severance Policy, “Change in Control” generally means the occurrence of any of the following events with respect to the Company: (a) any person (other than directly from the Company) first acquires securities of the Company representing fifty percent or more of the combined voting power of the Company’s then outstanding voting securities, other than an acquisition by certain employee benefit plans, the Company or a related entity, or any person in connection with a non-control transaction; (b) a majority of the members of the Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors serving immediately prior to such appointment or election; (c) any merger, consolidation, or reorganization, other than in a non-control transaction; (d) a complete liquidation or dissolution; or (e) sale or disposition of all or substantially all of the assets. A “non-control transaction” generally includes any transaction in which (i) stockholders immediately

51	2026 Proxy Statement
before such transaction continue to own at least a majority of the combined voting power of such resulting entity following the transaction; (ii) a majority of the members of the Board of Directors immediately before such transaction continue to constitute at least a majority of the board of the surviving entity following such transaction; or (iii) with certain exceptions, no person other than any person who had beneficial ownership of more than fifty percent of the combined voting power of the Company’s then outstanding voting securities immediately prior to such transaction has beneficial ownership of more than fifty percent of the combined voting power of the surviving entity’s outstanding voting securities immediately after such transaction.
For purposes of the Amended Employment Agreements entered into by Messrs. Albano and
Moragne, the Severance Protection Agreement, and the CIC Severance Policy, the terms below are generally defined as provided below:
•"Cause” means (i) conduct by executive that amounts to willful misconduct, gross neglect, or a material refusal to perform executive’s duties and responsibilities, which conduct, if susceptible to a cure in the reasonable discretion of the Company, remains uncured for ten (10) business days following delivery of a written notice to executive setting forth the nature of such conduct; (ii) any willful violation of any material law, rule, or regulation applicable to the Company generally; (iii)
executive’s material violation of any material written policy, board committee charter, or code of ethics or business conduct (or similar code) of the Company to which executive is subject, which violation, if susceptible to a cure in the reasonable discretion of the Company, remains uncured for ten (10) business days following delivery of a written notice to executive setting forth the nature of such violation; (iv) any act of fraud, misappropriation, or embezzlement by executive, whether or not such act was committed in connection with the business of the Company; (v) a material breach of the restrictive covenants contained therein or of any other contractual obligations, or any breach of fiduciary duties owed by executive to the Company (which breach, if susceptible to a cure in the reasonable discretion of the Company, remains uncured for ten (10) business days following delivery of a written notice to executive setting forth the nature of such breach); (vi) executive’s charge with, indictment for, conviction of, or entry of a plea of guilty or nolo contendere or no contest with respect to: (X) any felony, or any misdemeanor involving dishonesty or moral turpitude
(including pleading guilty or nolo contendere to a felony or lesser charge which results from plea bargaining), whether or not such felony, crime, or lesser offense is connected with the business of the Company, or (Y) any crime connected with the business of the Company; or (v) executive’s deliberate misrepresentation in connection with, or willful failure to cooperate with, a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials as reasonably requested by the
Company or its legal counsel.
•“Good Reason” means any of the following, without the executive’s written consent: (i) a material diminution in executive’s title, position, authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom Executive is required to report;
(iii) a material diminution in executive’s base salary or target bonus opportunity; (iv) a willful and material breach by the Company of this Agreement; or (v) the relocation (without the written consent of Executive) of Executive’s principal place of employment by more than thirty-five (35)
miles from executive’s then-current principal location; provided, however, that a termination by executive for any of the reasons listed in (i) through (v) above shall not constitute termination for good reason unless (A) the notice of termination on account thereof is given no later than ninety
(90) days after the time at which executive has knowledge that the event or condition purportedly giving rise to good reason first occurs or arises, (B) if there exists an event or condition that constitutes good reason, the Company shall have thirty (30) days from the date notice of such termination is received to cure such event or condition and, if the Company does so, such event or condition shall not constitute good reason hereunder, and (C) Executive provides written notice of termination with good reason within sixty (60) days following the Company’s failure to cure such event or condition.

52	2026 Proxy Statement
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about shares of Common Stock authorized for issuance under all of our equity compensation plans as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Equity compensation plans not approved by security holders	605,292 (1)		6,160,482 (2)
Total			6,160,482 (2)
(1)This column represents the performance-based restricted stock units that are outstanding as of December 31, 2025 under the 2020
Equity Incentive Plan.
(2)Reflects the number of shares of Common Stock that remain available for issuance under the 2020 Equity Incentive Plan, as of
December 31, 2025, taking into account 9,000,000 shares of Common Stock authorized for issuance under the terms of the plan less equity awards that were granted prior to December 31, 2025 and any applicable award forfeitures.
Description of the 2020 Omnibus Equity Incentive Plan
On August 4, 2020, our Board of Directors adopted the Company’s 2020 Omnibus Equity and
Incentive Plan (the “2020 Equity Incentive Plan”), under which equity awards may be made in respect of
9,000,000 shares of our Common Stock (“Shares”). Under the 2020 Equity Incentive Plan, awards may be granted in the form of options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, share awards and performance-based awards (including performance share units and performance-based restricted stock) and LTIP Units (as defined below). The following is a summary of the material terms of the 2020 Equity Incentive Plan. This summary is qualified in its entirety by reference to the full text of the 2020 Equity Incentive Plan, which is attached as Exhibit 10.1 to the Company’s Current Report on
Form 8-K, filed with the SEC on August 4, 2020, which is hereby incorporated by reference.
Administration. The 2020 Equity Incentive Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee consists of at least two directors of the Board of Directors and may consist of the entire Board of Directors. The Compensation Committee consists of directors considered to be non-employee directors for purposes of Section 16 of the Exchange Act.
Plan Term. The 2020 Equity Incentive Plan will terminate on the tenth (10th) anniversary of the date of its adoption, unless earlier terminated by our Board of Directors.
Eligibility. Under the 2020 Equity Incentive Plan, “Eligible Individuals” include officers, employees, consultants, and non-employee directors providing services to the Company and its subsidiaries. The
Compensation Committee will determine which Eligible Individuals will receive grants of awards.
Incentives Available. Under the 2020 Equity Incentive Plan, the Compensation Committee may grant any of the following types of awards to an Eligible Individual: nonqualified stock options (“NQSOs”); stock appreciation rights (“SARs”); restricted stock grants (“Restricted Stock”); restricted stock units (“RSUs”);
Performance Awards; Dividend Equivalent Rights; Share Awards; LTIP Units, and Cash-Based Awards, each as defined below and, to certain Eligible Individuals in accordance with Section 422 of the Code, incentive stock options (“ISOs”) (each type of grant is considered an “Award”).
Shares Available. Subject to any adjustment as provided in the 2020 Equity Incentive Plan, up to
9,000,000 Shares may be issued pursuant to Awards granted under the 2020 Equity Incentive Plan, all of which may be granted as incentive stock options (“ISOs”). For a non-employee director, the maximum dollar amount of cash or the fair market value of Shares that any individual may receive in any calendar year in respect of
Awards may not exceed that number of Shares representing a fair market value equal to the positive difference,

53	2026 Proxy Statement
if any, between $500,000 and the aggregate value of any annual cash retainer paid to the non-employee director (excluding the value of any chairperson retainer or fee and meeting fees received by a non-employee director in respect of such calendar year).
If an Award or any portion thereof that is granted under 2020 Equity Incentive Plan (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued, or (ii) is settled in cash (i.e., the participant receives cash rather than Shares), such expiration, termination, or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under the 2020 Equity
Incentive Plan. If any Shares issued pursuant to an Award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such Shares in the participant, then the Shares that are forfeited or reacquired will again become available for issuance under 2020
Equity Incentive Plan. Any Shares tendered or withheld (i) to pay the exercise price of an Option (as defined below), or (ii) to satisfy tax withholding obligations associated with an Award granted under 2020 Equity
Incentive Plan shall not become available again for issuance under the 2020 Equity Incentive Plan.
Stock Options. The Compensation Committee may grant NQSOs to Eligible Individuals and ISOs to
Eligible Individuals (collectively, “Options”) who are employees of the Company or a subsidiary on the date of grant. An NQSO is the right to purchase one or more Shares at a designated exercise price. An ISO is an
Option that is subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Code, and an NQSO is an Option that does not qualify as an ISO.
Vesting and Exercise Periods for Options. Each Option granted under the 2020 Equity Incentive Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the Option, as determined by the Compensation Committee at the time of grant and set forth in an Award agreement. The term of an Option generally may not exceed ten years from the date it is granted (five years in the case of an ISO granted to a ten-percent stockholder). Each Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in the applicable Award agreement.
Exercise Price for Options. The purchase price per Share with respect to any Option granted under the 2020 Equity Incentive Plan may be not less than the greater of the par value of a Share and 100% of the fair market value of a share of Common Stock on the date the Option is granted (110% in the case of an ISO granted to a ten-percent stockholder).
Stock Appreciation Rights. The Compensation Committee may grant SARs to Eligible Individuals on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. A SAR may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.
Amount Payable. A SAR is a right granted to a participant to receive an amount equal to (i) the excess of the fair market value of a Share on the last business day preceding the date of exercise of such SAR over the fair market value of a Share on the date the SAR was granted, multiplied by (ii) the number of Shares as to which the SAR is being exercised. A SAR may be settled or paid in cash, Shares or a combination of each, in accordance with its terms.
Duration. Each SAR will be exercisable or be forfeited or expire on such terms as the Compensation
Committee determines. Except in limited circumstances, an SAR shall have a term of no greater than ten years.
Prohibition on Repricings. The Compensation Committee has no authority to make any adjustment or amendment (other than in connection with certain changes in capitalization or certain corporate transactions in accordance with the terms of the 2020 Equity Incentive Plan, as generally described below) that reduces, or would have the effect of reducing, the exercise price of an Option or SAR previously granted under the 2020
Equity Incentive Plan, unless the Company’s stockholders approve such adjustment or amendment.
Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights
(“Dividend Equivalent Rights”), either in tandem with an Award or as a separate Award, to Eligible Individuals on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. A Dividend Equivalent Right is a right to receive cash or Shares based on the value of dividends that are paid with respect to the Shares. Amounts payable in respect of Dividend Equivalent Rights may be

54	2026 Proxy Statement
payable currently or, if applicable, deferred until the lapsing of restrictions on such dividend equivalent rights or until the vesting, exercise, payment, settlement, or other lapse of restrictions on the Award to which the
Dividend Equivalent Rights relate, subject to compliance with Section 409A of the Code. Dividend Equivalent
Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or multiple installments, as determined by the Compensation Committee. Unless set forth in an Award Agreement, awards of Restricted Stock (other than performance-based Restricted Stock) will include a right to receive dividends at the time such dividend is paid to holders of Shares, whether or not the Restricted Stock is vested at that time and Awards of Restricted Stock Units and performance-based vested Restricted Stock will provide for dividend equivalent rights that will accrue and be paid only at such time as the underlying awards vest.
Restricted Stock; Restricted Stock Units. The Compensation Committee may grant either Shares
(Restricted Stock) or phantom Shares (RSUs), in each case subject to certain vesting requirements, on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement.
Restricted Stock. Unless the Compensation Committee determines otherwise, upon the issuance of shares of Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such
Shares, including the right to vote the Shares and to receive all dividends or other distributions made with respect to the Shares. The Compensation Committee may determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on such Shares shall be deferred until the lapsing of the restrictions imposed upon such Shares and held by the Company for the account of the participant until such time. Payment of deferred dividends in respect of shares of Restricted Stock shall be made upon the lapsing of restrictions imposed on the shares of Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any shares of Restricted Stock shall be forfeited upon the forfeiture of such shares of Restricted Stock.
Period for Lapsing of Restrictions on Restricted Stock. During such period as may be set by the
Compensation Committee in the Award agreement (the “Vesting Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate, or assign shares of Restricted Stock awarded under the 2020 Equity
Incentive Plan except by will or the laws of descent and distribution. The Compensation Committee may also impose such other restrictions and conditions, including the attainment of pre-established Performance
Objectives (as defined below) or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion.
Restricted Stock Units. Each RSU shall represent the right of the participant to receive a payment upon vesting of the RSU, or on any later date specified by the Compensation Committee, of an amount equal to the fair market value of a Share as of the date the RSU becomes vested (together with such dividends as may have accrued with respect to such Share from the time of the grant of the Award until the time of vesting), or such later date as determined by the Compensation Committee at the time the RSU is granted (and which will be set forth in the applicable grant agreement). An RSU may be settled or paid in cash, Shares or a combination of each, as determined by the Compensation Committee.
Performance Awards. Performance awards ((“Performance Awards”) (including performance units
(“Performance Units”) and performance share units (“Performance Share Units”) and performance-based restricted stock (“Performance-Based Restricted Stock”)) may be granted to Eligible Individuals on terms and conditions determined by the Compensation Committee and set forth in an Award agreement.
Performance Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified performance objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive payment of the specified dollar amount or a percentage of the specified dollar amount depending on the level of performance objective attained; provided, however, that the Compensation Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance
Unit. The award agreement for each Performance Unit shall specify the number of Performance Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance
Unit to vest and the performance cycle within which such Performance Objectives must be satisfied and the circumstances under which the award will be forfeited.

55	2026 Proxy Statement
Performance Share Units. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including, without limitation, a continued
employment requirement following the end of the applicable performance period), represent the right to receive an amount of the fair market value of a Share on the date the Performance Share Unit becomes vested or any other date specified by the Compensation Committee or a percentage of such amount depending on the level of
Performance Objective attained; provided, however, that the Compensation Committee may at the time a
Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance
Share Unit. A Performance Share Unit may be settled in cash, shares, or a combination of each. The Award agreement for each Performance Share Unit shall specify the number of Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance
Share Unit to vest and the performance cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited.
Performance-Based Restricted Stock. Performance-Based Restricted Stock shall consist of an Award of shares of Restricted Stock, issued in the participant’s name and subject to appropriate restrictions and transfer limitations. Unless the Compensation Committee determines otherwise and as set forth in the applicable Award agreement, upon issuance of Shares of Performance-Based Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to Shares. The Award agreement for each Award of Performance-Based Restricted Stock will specify the number of shares of Performance-Based
Restricted Stock to which it relates, the Performance Objectives and other conditions that must be satisfied in order for the Performance-Based Restricted Stock to vest, the performance cycle within which the Performance
Objectives must be satisfied (which will not be less than one (1) year) and the circumstances under which the
Award will be forfeited.
Performance Objectives. Performance objectives (“Performance Objectives”) may be expressed in terms of (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) revenue or sales growth; (v) net or operating income; (vi) net operating profit; (vii) return measures (including, but not limited to, return on assets, capital, equity or sales); (viii) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (ix) earnings before or after taxes, interest, depreciation, amortization and/or rent; (x) share price
(including, but not limited to growth measures and total stockholder return); (xi) expense control or loss management; (xii) customer satisfaction; (xiii) market share; (xiv) economic value added; (xv) working capital;
(xvi) the formation of joint ventures or the completion of other corporate transactions; (xvii) gross or net profit margins; (xviii) revenue mix; (xix) operating efficiency; (xx) product diversification; (xxi) market penetration; (xxii)
measurable achievement in quality, operation or compliance initiatives; (xxiii) quarterly dividends or distributions; (xxiv) employee retention or turnover; (xxv) any other operational, financial, or other goal as may be determined by the Compensation Committee; (xxvi) AFFO or Funds From Operations, or (xxvii) any combination of or a specified increase in any of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries or Divisions (as defined in the 2020 Equity Incentive Plan)
or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the
Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Compensation Committee may adjust Performance
Objectives from time to time to reflect the impact of specified events, including any one or more of the following with respect to the applicable performance period: (i) the gain, loss, income, or expense resulting from changes in accounting principles or tax laws that become effective during the performance period; (ii) the gain, loss, income, or expense reported publicly by the Company with respect to the performance period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Compensation Committee, any prior year; or (vi) other extraordinary or unusual events as determined by the Compensation Committee. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Compensation Committee. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Compensation
Committee.

56	2026 Proxy Statement
Prior to the vesting, payment, settlement, or lapsing of any restrictions, the Compensation Committee shall determine that the applicable Performance Objectives have been satisfied. In respect of a Performance
Award, the Compensation Committee may, in its sole discretion, (i) reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse, and/or
(ii) establish rules and procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that otherwise would be payable under such Award. The Compensation
Committee may exercise such discretion in a non-uniform manner among Participants.
Share Awards. The Compensation Committee may grant an Award of Shares (“Share Awards”) to an
Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. A Share Award may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.
LTIP Units. The Compensation Committee may grant an Award of LTIP Units (“LTIP Units”) to an
Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. LTIP Units are intended to be profits interests in the OP, the rights and features of which, if applicable, will be set forth in the OP Agreement, as applicable.
Cash-Based Awards. The Compensation Committee may grant a Cash-Based Award to an Eligible
Individual on such terms and conditions as the Compensation Committee may determine at the time of grant.
The Compensation Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Compensation Committee may determine. Each Cash-
Based Award shall specify a cash-dominated payment amount, formula or payment ranges as determined by the Compensation Committee.
Adjustments upon Changes in Capitalization. In the event that the outstanding Shares are changed into or exchanged for a different number or kind of Shares or other stock or securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganizations, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution, or other similar corporate event or transaction, or an extraordinary dividend or distribution by the Company in respect of its
Shares or other capital stock or securities convertible into capital stock in cash, securities, or other property, the
Compensation Committee shall determine the appropriate adjustments, if any, to (a) the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the
2020 Equity Incentive Plan, (b) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of ISOs, (c) the number and kind of Shares or other securities covered by any or all outstanding Awards that have been granted under the 2020 Equity Incentive Plan, (d) the option price of outstanding Options and the base price of outstanding SARs, and (e) the Performance Objectives applicable to outstanding Performance Awards.
Effect of Change in Control or Certain Other Transactions. Generally, the Award agreement evidencing each Award will provide any specific terms applicable to that Award in the event of a Change in
Control of the Company (as defined below). Unless otherwise provided in an Award agreement, in connection with a merger, consolidation, reorganization, recapitalization, or other similar change in the capital stock of the
Company, or a liquidation or dissolution of the Company or a Change in Control (each a “Corporate
Transaction”), Awards shall either: (a) continue following such Corporate Transaction, which may include, in the discretion of the Compensation Committee or the parties to the Corporate Transaction, the assumption, continuation, or substitution of the Awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the Awards; (b) become vested in whole or in part; or (c) terminate.
For purposes of the 2020 Equity Incentive Plan, “Change in Control” generally means the occurrence of any of the following events with respect to the Company: (a) any person (other than directly from the
Company) first acquires securities of the Company representing fifty percent or more of the combined voting power of the Company’s then outstanding voting securities, other than an acquisition by certain employee benefit plans, the Company or a related entity, or any person in connection with a non-control transaction; (b) a majority of the members of the Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors serving immediately prior to such appointment or election; (c) any merger, consolidation, or reorganization, other than in a non-control transaction; (d) a

57	2026 Proxy Statement
complete liquidation or dissolution; or (e) sale or disposition of all or substantially all of the assets. A “non-control transaction” generally includes any transaction in which (i) stockholders immediately before such transaction continue to own at least a majority of the combined voting power of such resulting entity following the transaction; (ii) a majority of the members of the Board of Directors immediately before such transaction continue to constitute at least a majority of the board of the surviving entity following such transaction; or (iii)
with certain exceptions, no person other than any person who had beneficial ownership of more than fifty percent of the combined voting power of the Company’s then outstanding voting securities immediately prior to such transaction has beneficial ownership of more than fifty percent of the combined voting power of the surviving entity’s outstanding voting securities immediately after such transaction.
Options and SARs Terminated in Corporate Transaction. If Options or SARs are to terminate in the event of a Corporate Transaction, the holders of vested Options or SARs must be provided either (a) fifteen days to exercise their Options or SARs, or (b) payment (in cash or other consideration) in respect of each Share covered by the Option of SAR being cancelled in an amount equal to the excess, if any, of the per Share consideration to be paid to stockholders in the Corporate Transaction over the price of the Option or the SAR. If the per Share consideration to be paid to stockholders in the Corporate Transaction is less than the exercise price of the Option or SAR, the Option or SAR may be terminated without payment of any kind. The holders of unvested Options or SARs may also receive payment, at the discretion of the Compensation Committee, in the same manner as described above for vested Options and SARs. The Compensation Committee may also accelerate the vesting on any unvested Option or SAR and provide holders of such Options or SARS a reasonable opportunity to exercise the Award.
Other Awards Terminated in Corporate Transaction. If Awards other than Options and SARs are to terminate in connection with a corporate transaction, the holders of vested Awards will be provided, and holders of unvested Awards may be provided, at the discretion of the Compensation Committee, payment (in cash or other consideration upon or immediately following the Corporate Transaction, or, to the extent permitted by
Section 409A of the Code, on a deferred basis) in respect of each Share covered by the Award being cancelled in an amount equal to the per Share price to be paid to stockholders in the Corporate Transaction, where the value of any non-cash consideration will be determined by the Compensation Committee in good faith.
The Compensation Committee may, in its sole discretion, provide for different treatment for different
Awards or Awards held by different parties, and where alternative treatment is available for a participant’s
Awards, may allow the participant to choose which treatment will apply to his or her Awards.
Transferability. The 2020 Equity Incentive Plan generally restricts the transfer of any Awards, except
(a) transfers by will or the laws of descent and distribution, or (b) to a beneficiary designated by the participant, to whom any benefit under the 2020 Equity Incentive Plan is to be paid or who may exercise any rights of the participant in the event of the participant’s death before he or she receives any or all of such benefit or exercises an Award.
Amendment or Termination of the Equity Incentive Plan. The 2020 Equity Incentive Plan may be
amended or terminated by the Board of Directors without stockholder approval unless stockholder approval of the amendment or termination is required under applicable law, regulation, or New York Stock Exchange requirement. No amendment may materially and adversely alter or impair any Awards that had been granted under the 2020 Equity Incentive Plan prior to the amendment without the impacted participant’s consent. The
2020 Equity Incentive Plan will terminate on the tenth (10th) anniversary of its effective date; however, when the
2020 Equity Incentive Plan terminates, any applicable terms will remain in effect for administration of any
Awards outstanding at the time of the 2020 Equity Incentive Plan’s termination.
Forfeiture Events; Clawback. The Compensation Committee may specify in an Award agreement that the participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback, or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Without limiting the generality of the foregoing, any Award under the 2020 Equity Incentive Plan shall be subject to the terms of any clawback policy maintained by the Company, as it may be amended from time to time.

58	2026 Proxy Statement

CEO PAY RATIO

Our CEO Pay Ratio was calculated in compliance with the requirement set forth in Item 402(u) of
Regulation S-K. We calculated the annual total compensation of our median employee (other than our CEO) for fiscal 2025 to be $172,073. As reported in the Summary Compensation Table for fiscal 2025 in this Proxy
Statement, the annual total compensation of our CEO for fiscal 2025 was $6,065,001. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee for fiscal 2025 was 35.25:1.
To identify our median employee, we used the following methodology:
•We determined our median employee based on our entire employee population as of December
31, 2025.
•We used a consistently applied compensation measure that included the sum of each employee’s base salary, equity awards, and annual bonuses earned in 2025 that were paid in
2026.
•We annualized the base salaries for employees who were employed by us for less than the entire calendar year.
Using this approach, we identified our median employee and then calculated the annual total compensation of this employee for 2025 in accordance with the requirements of the Summary Compensation
Table. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. This information is being provided for compliance purposes.
Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

59	2026 Proxy Statement

PAY VERSUS PERFORMANCE DISCLOSURE

Pay Versus Performance Table
As required by the Securities and Exchange Commission, the following table is intended to illustrate compensation “actually paid” to our NEOs as compared to (i) our total shareholder return (“TSR”) performance
(on an absolute and relative basis), (ii) net income, and (iii) AFFO per share, the Company’s selected measure.
Differences in our summary compensation table amounts and compensation actually paid reflect changes in the fair value of equity awards, both outstanding and vested in each year, and the probability assessment of performance under our performance share plan (“PSP”) at the end of each fiscal year.
The tabular and narrative disclosures provided below are intended to be calculated in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.
The following table provides information required under the SEC’s Item 402(v) of Regulation S-K disclosing (i) a measure of total compensation (calculated in the same manner as used for the Summary
Compensation Table for our principal executive officer (“PEO”) and, as an average, for our other NEOs (“Non-
PEO NEOs”)), (ii) a measure of compensation referred to as “compensation actually paid” (or “CAP”) and calculated in accordance with the available SEC guidance for our PEO and, as an average, for our Non-PEO
NEOs, and (iii) certain financial performance measures, in each case, for our four most recently completed fiscal years.

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO (Mr. Czarnecki) ($)(1)	Compensation Actually Paid to PEO (Mr. Czarnecki) ($)	Summary Compensation Table Total for PEO (Mr. Moragne) ($)(1)	Compensation Actually Paid to PEO (Mr. Moragne) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Company TSR ($)(3)	MSCI US REIT TSR ($)(3)	Net Income (Loss) ($ in thousands)	AFFO per Share ($)
2025	-	-	6,065,001	9,787,375	2,147,408	3,169,615	121.16	137.53	99,416	1.49
2024	-	-	6,613,722	7,479,764	2,708,110	2,748,950	103.42	133.59	168,989	1.43
2023	944,354	1,141,357	4,195,587	4,328,743	1,854,801	1,940,203	104.72	122.84	163,312	1.41
2022	4,464,584	2,089,127	-	-	1,522,899	1,018,135	91.93	108.00	129,475	1.40
2021	4,428,205	5,989,430	-	-	1,475,820	1,615,407	132.66	143.06	109,528	1.31
(1)In accordance with applicable SEC rules, since Mr. Czarnecki and Mr. Moragne each served as CEO during 2023, they are both included in the table above as a PEO.
(2)Amounts represent compensation actually paid to our PEOs and the average compensation actually paid to our remaining
NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO 1	PEO 2	Non-PEO NEOs
2025	-	John D. Moragne	Ryan M. Albano, Kevin M. Fennell, Michael B. Caruso, Jennie O'Brien

2024	-	John D. Moragne	Ryan M. Albano, Kevin M. Fennell, Michael B. Caruso, William D. Garner

2023	Christopher J. Czarnecki	John D. Moragne	Ryan M. Albano, Roderick A. Pickney, John D. Callan, Jr., Kevin M. Fennell

2022	Christopher J. Czarnecki	-	Ryan M. Albano, John D. Moragne, Roderick A. Pickney, John D. Callan, Jr.

2021	Christopher J. Czarnecki	-	Ryan M. Albano, John D. Moragne, Roderick A. Pickney, Andrea T. Wright, Sean T. Cutt

60	2026 Proxy Statement
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined based on the stock price at the end of each fiscal year taking into account the probable outcome as of the end of the year for outstanding performance awards. The following table sets forth the adjustments we made in the pay-versus-performance table in order to arrive at the amount of compensation “actually paid” to our NEOs:

Adjustments to Determine Compensation “Actually Paid” for PEO2 (Mr. Moragne)	2025
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	$(3,918,506)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	$4,542,456
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	$2,521,792
Increase for Fair Value of Awards Granted during year that Vested	$—
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	$(87,802)
Increase based on Dividends paid or accrued prior to Vesting Date of Award	$664,434
Total Adjustments	$3,722,373

Adjustments to Determine Compensation “Actually Paid” for Non-PEO NEOs (Average)	2025
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	$(1,097,716)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	$1,099,786
Increase/deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	$827,161
Increase for Fair Value of Awards Granted during year that Vested	$—
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	$(17,597)
Increase based on Dividends paid or accrued prior to Vesting Date of Award	$210,572
Total Adjustments	$1,022,208
(3)The reported cumulative TSR is calculated by the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s closing share price at the end of the first trading day and at the end of the measurement period, based on an initial $100 investment on this date.
Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the descriptions below of the relationships between the reported CAP amounts and each of the financial performance measures presented in the Pay Versus Performance Table. While the Company utilizes several financial performance measures to provide incentives to the executives with a goal of aligning executive compensation with Company performance, all of these performance measures are not presented in the Pay Versus Performance Table.
Moreover, the Company makes compensation decisions based on a number of factors, as more fully described in the section of this Proxy Statement entitled “Compensation Discussion and Analysis,” and has not,
specifically evaluated the performance measures reported in the Pay Versus Performance Table with the NEOs’
CAP amounts (as calculated in accordance with Item 402(v) of Regulation S-K) for a particular year. Therefore, the alignment outcomes reported below may not accurately reflect the Company’s goals of linking pay with performance and aligning the interests of NEOs with those of our stockholders.
Tabular List of Important Financial Measures
The following reflects the financial measures that that we have determined represent the most important financial measures used to link compensation actually paid to performance for 2025:

Most Important Financial Measures for 2025
Adjusted Funds From Operations (AFFO) Per Share
Net Debt to Annualized Adjusted EBITDAre
Economic Occupancy
Relative TSR

61	2026 Proxy Statement
Relationship Between Compensation Actually Paid and Financial Measures
The graphs below compare the Compensation Actually Paid to our CEO and the average of the
Compensation Actually Paid to our remaining NEOs, with (i) our cumulative TSR, (ii) the MSCI US REIT Index
TSR (Index TSR), (iii) our AFFO per share, and (iv) our net income, in each case, for the fiscal years ended
December 31, 2025, 2024, 2023, 2022, and 2021. As is typical for a company in the REIT industry, the
Company does not consider net income (loss) as a key indicator of Company performance or stockholder value creation, and as such, it is not used directly as a performance metric in either the annual incentive program or the long-term incentive program. Therefore, there is no specific relationship between the Company’s net income
(loss) outcome for a particular year and our compensation decisions.
TSR amounts reported in the graphs below assume an initial fixed investment of $100 invested on
December 31, 2020, and that all dividends were reinvested into additional shares of common stock during the applicable performance period.
Compensation Actually Paid and AFFO Per Share

62	2026 Proxy Statement
Compensation Actually Paid and Cumulative TSR
Compensation Actually Paid and Net Income (Loss)

63	2026 Proxy Statement

BENEFICIAL OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management
The following table shows, as of March 2, 2026, the amount of our Common Stock beneficially owned
(unless otherwise indicated) by: (1) any person or entity who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock based upon information furnished by such owners in public filings; (2) each of our directors and nominees for election as a director; (3) each of our named executive officers; and (4) all of our directors and executive officers in the aggregate. The address for each of the persons or entities named in the following table is 207 High Point Drive, Suite 300, Victor, New York 14564, unless otherwise noted.

Name of Beneficial Owner	Number of Shares of Common Stock (1)		Percentage of Common Stock (2)
Greater than 5% Stockholders
BlackRock, Inc.	19,185,422	(3)	10.01%
The Vanguard Group	27,784,238	(4)	14.51%

Directors and Named Executive Officers
John D. Moragne (5)	503,742		*
Ryan M. Albano	345,998		*
Kevin M. Fennell	192,733		*
Michael B. Caruso	105,020		*
Jennie O'Brien	71,702		*
Michael A. Coke (6)	80,915		*
Jessica Duran	25,573		*
Laura Felice	28,650		*
Laurie A. Hawkes (7)	140,696		*
Richard Imperiale	16,263		*
David M. Jacobstein (8)	65,633		*
Joseph Saffire	16,263		*
James H. Watters	122,362		*
All directors and executive officers as a group (16 persons)	1,962,560		*
*Less than 1% of the outstanding shares of our Common Stock.
(1)Beneficial ownership is determined in accordance with the rules of the SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote, or to direct the voting of, such security, or “investment power,” which includes the right to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)The percentages indicated are based upon the number of shares of Common Stock held by the stockholder divided by the approximately 191,588,366 shares of our Common Stock outstanding as of March 2, 2026.
(3)Based upon information contained in a Schedule 13G/A filed on January 8, 2024, the most recent filing available, BlackRock, Inc. has sole voting power over 18,500,428 of the reported shares, sole dispositive power over all of the reported shares and no shared voting or shared dispositive power with respect to any of the reported shares. The principal business address for BlackRock, Inc. is 50
Hudson Yards, New York, NY 10001.
(4)Based upon information contained in a Schedule 13G/A filed on February 13, 2024, the most recent filing available, The Vanguard
Group has shared voting power over 280,795 of the reported shares, sole dispositive power over 27,306,149 of the reported shares, shared dispositive power over 478,089 of the reported shares and sole voting power over none of the reported shares. The principal business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(5)The reported shares are owned jointly with Mr. Moragne’s spouse, with respect to which Mr. Moragne shares voting and investment power.
(6)Includes 22,952 shares owned by a family trust of which Mr. Coke is co-trustee and with respect to which Mr. Coke has shared voting and investment power and members of his immediate family are the sole beneficiaries.

64	2026 Proxy Statement
(7)The reported shares are owned by a trust of which Ms. Hawkes is the trustee and with respect to which Ms. Hawkes has sole voting and investment power.
(8)Includes 20,559 shares owned of record by an IRA account for the account of Mr. Jacobstein, and 16,402 shares owned by a trust of which Mr. Jacobstein is the trustee and with respect to which Mr. Jacobstein has sole voting and investment power.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4, and 5 they file.
Based solely on the Company’s review of the copies of such forms it has received and other information known to the Company, the Company believes that all its officers, directors, and greater than 10%
beneficial owners complied with all filing requirements applicable to them with respect to transactions filed during the year ended December 31, 2025, except for one Form 3 for a newly elected non-management director due to a clerical error, and one Form 4 for an executive officer in connection with erroneously issued shares, each of which were reported on a delayed basis.

65	2026 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions are transactions in which we are a participant where the amount involved exceeds $50,000 and a member of our Board of Directors, an executive officer, or a holder of more than 5% of our voting securities (or an immediate family member of any of the foregoing) has a direct or indirect material interest. Our Code of Ethics and the Corporate Governance Guidelines each prohibit directors and executive officers from engaging in transactions that may result in a conflict of interest with us. Pursuant to our Code of
Ethics, Related Party Transaction Policy, and Audit Committee charter, the Board of Directors has delegated to the Audit Committee the ability to pre-approve or ratify (as applicable) any transaction involving a director, executive officer, or 5% stockholder in which the aggregate amount involved is expected to be less than
$500,000 or that otherwise may create a conflict of interest. The Audit Committee shall refer any related party transaction in which the aggregate amount involved is expected to be $500,000 or greater to the full Board of
Directors, excluding any interested director(s).
Our Code of Ethics, the Corporate Governance Guidelines, and the Audit Committee charter are available on our website at https://investors.bnl.broadstone.com.
The following is a summary of certain related party transactions. The related party transactions listed below were all approved by our Board of Directors.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers.
The indemnification agreements require that, subject to certain conditions, we indemnify each director and officer to the fullest extent permitted by law against any and all liabilities and expenses to which they may become subject by reason of their service as a director, officer, employee, or agent of our Company, and that we advance to each director and officer all reasonable expenses incurred by each director or officer in defense of any claim or proceeding without any preliminary determination of the director’s or officer’s entitlement to indemnification; provided, that any amounts advanced will be refunded to us by the indemnified director or officer if it is ultimately determined that they did not meet the standard of conduct necessary for indemnification.
The indemnification agreements also require that we maintain directors’ and officers’ liability insurance covering our directors and officers on terms at least as favorable as the policy coverage in place as of the date each indemnification agreement is entered into unless otherwise approved by a majority of our Board of Directors.
Each indemnification agreement may only be amended by the mutual written agreement of our Company and the director or officer party thereto.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the
“Securities Act”) may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.

66	2026 Proxy Statement

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed”
with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act, except to the extent that the Company incorporates it by specific reference.
Management is responsible for the Company’s financial statements, internal controls, and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is governed by a charter, a copy of which is available on our website at https://investors.bnl.broadstone.com. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act, which relate to corporate governance and many of which directly or indirectly affect the duties, powers, and responsibilities of the Audit Committee.
Review and Discussions with Management and Independent Registered Public Accounting Firm. In
this context, the Audit Committee has met and held discussions with management regarding the Company’s financial statements and internal controls. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The
Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Auditing Standards No. 1301 Communications with Audit Committees, issues regarding accounting and auditing principles and practices, and the adequacy of internal control over financial reporting that could significantly affect the Company’s financial statements.
The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letters required by applicable requirements of the Public Company Accounting
Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has reviewed the original proposed scope of the annual audit of the
Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees.
Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the
Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on
February 19, 2026.

AUDIT COMMITTEE

Michael A. Coke, Chair
Jessica Duran
Laura Felice
Richard Imperiale

67	2026 Proxy Statement

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background
Our Audit Committee and Board of Directors has determined to engage Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Deloitte & Touche LLP has acted as our independent registered public accounting firm for our three most recent fiscal years. Although ratification by stockholders of this selection is not required, the selection of Deloitte &
Touche LLP as our independent registered public accounting firm will be presented to the stockholders for their ratification at the Annual Meeting. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the
Audit Committee will reconsider its choice, taking into consideration the views of the stockholders, and may, but will not be required to, appoint a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.
Fees Paid to Deloitte & Touche LLP
The following table shows the amounts that were billed to us by Deloitte & Touche LLP during the last two fiscal years for “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees,” respectively:

Fee Type	Fiscal Year Ended December 31, 2025		Fiscal Year Ended December 31, 2024
Audit Fees	$1,384,000	$1,384,000	$1,289,500
Audit-Related Fees	-	$-	-
Tax Fees	$810,269	$810,269	$779,442
All Other Fees	-	$-	-

Total	$2,194,269		$2,068,942

Audit Fees. These amounts relate to the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K, quarterly reviews of interim financial statements included in our
Quarterly Reports on Form 10-Q, and additional services typically provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements.
Audit-Related Fees. These amounts relate to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit
Fees,” above. Deloitte & Touche LLP did not provide any services billed under this category for the last two fiscal years.
Tax Fees. These amounts relate to professional services for tax compliance, advice, and planning.
All Other Fees. These amounts relate to other products and services not considered to fall under the categories above. No additional services were provided by Deloitte & Touche LLP to us for the last two fiscal years.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for the pre-approval by the chair of the Audit Committee of audit, non-audit, and tax services that may be provided by our independent registered public accounting firm.
Committee pre-approval is not required for audit, non-audit, and tax services customarily included in the

68	2026 Proxy Statement
performance of independent audit engagements related to the review and issuance of annual financial statements and opinion letters, so long as the services to be performed are included in the applicable engagement letter. All audit and non-audit services performed by Deloitte & Touche LLP during the fiscal years ended December 31, 2025 and 2024 were pre-approved in accordance with this policy. These services have included audit services, tax services, and all other services. The Audit Committee did not pre-approve any other products or services that did not fall into these categories, and Deloitte & Touche LLP provided no other products or services during the past two fiscal years.
Required Vote
You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026. The ratification of
Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31,
2026 requires the affirmative vote of at least a majority of all votes cast at the Annual Meeting or by proxy. For purposes of the vote on the ratification of Deloitte & Touche LLP, any shares not voted (whether by abstention, broker non-vote, or otherwise) will not be counted as votes cast and will have no impact on the result of the vote, although abstentions will count toward the presence of a quorum.
The stockholder vote on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 is not binding on the Company. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Board Recommendation
Our Board of Directors unanimously recommends you vote “FOR” ratification of the appointment of
Deloitte & Touche LLP as our independent registered public accounting firm for the year ending
December 31, 2026.

69	2026 Proxy Statement

OTHER MATTERS

As of the date of this Proxy Statement, neither our management nor our Board of Directors knows of any matters to come before the Annual Meeting other than the matters presented herein. If, however, any other matters do properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons designated as proxies to vote in accordance with their discretion with respect to such matters insofar as such proxies are not limited to the contrary.
No person is authorized to give any information or to make any representation not contained in this
Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

70	2026 Proxy Statement

HOUSEHOLDING OF PROXY MATERIALS

We and some brokers “household” the annual report and proxy materials, delivering a single copy of each to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, including the annual report, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker, if your shares are held in a brokerage account, or us, if you hold registered shares, at which time we will promptly deliver separate copies of the materials to each of the affected stockholders or discontinue the practice, according to your wishes. You can notify us by sending a written request to Broadstone Net Lease, Inc., Attn: Investor Relations, 207 High Point
Drive, Suite 300, Victor, New York 14564 or by telephone at 585-287-6500.

71	2026 Proxy Statement

PROPOSALS FOR NEXT ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at our 2027 annual meeting of stockholders must cause such proposal to be received at our principal executive offices located at 207 High Point Drive, Suite 300, Victor, New York 14564, Attention: Secretary, no later than
November 20, 2026 in order for the proposal to be considered for inclusion in our Proxy Statement for that meeting; provided, however, that in the event that the date of the 2027 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, the deadline for the delivery of such stockholder proposal will be a reasonable time prior to the date we begin to print and send our proxy materials. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act.
Pursuant to Article II, Section 12(a)(2) of our Bylaws, if a stockholder wishes to present a proposal at the 2027 annual meeting of stockholders, whether or not the proposal is intended to be included in the Proxy
Statement for that meeting, the stockholder must give advance written notice thereof to our Secretary at our principal executive offices, no earlier than October 21, 2026 and no later than 5:00 p.m., Eastern Time, on
November 20, 2026; provided, however, that in the event that the date of the 2027 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual
Meeting, written notice of a stockholder proposal must be delivered no earlier than the 150th day prior to the date of the 2027 annual meeting of stockholders and no later than 5:00 p.m., Eastern Time, on the later of the
120th day prior to the date of the 2027 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, if a stockholder wishes to solicit proxies in support of director nominees other than the Company’s director nominees at the 2027 annual meeting of stockholders, the stockholder must give advance written notice thereof to our Secretary at our principal executive offices no later than March 1, 2027; provided, however, that in the event that the date of the 2027 annual meeting of stockholders is advanced or delayed by more than thirty days from the first anniversary of the date of the Annual Meeting, written notice of a stockholder proposal must be delivered on the later of the 60th day prior to the date of the 2027 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made.

72	2026 Proxy Statement

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which contains all of the financial information (including the Company’s audited financial statements and financial statement schedules) and certain general information regarding the Company, may be obtained without charge from our website at https://investors.bnl.broadstone.com, or by calling our Investor Relations team at
585-287-6500.

BROADSTONE
NET LEASE, INC.
P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Broadstone Net Lease, Inc.

Annual Meeting of Stockholders

For Stockholders of Record as of March 2, 2026

Thursday, April 30, 2026 1:00 PM, Eastern Time

Annual Meeting to be held via the Internet - please visit www.proxydocs.com/BNL for more details

Internet:
www.proxydocs.com/BNL
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-390-5372
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 1:00 PM, Eastern Time, April 30, 2026

This proxy is being solicited on behalf of the Board of Directors

The undersigned stockholder of Broadstone Net Lease, Inc. (the "Company") hereby appoints as proxy John D. Callan Jr. and John D. Moragne, each acting alone, with the power to appoint his substitute, and hereby authorizes each such proxy to represent and to vote as designated below all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company to be held on April 30, 2026, or any adjournment thereof.

Each proxy holder is hereby authorized to vote in the discretion of such proxy holder upon such other business as may legally come before the meeting or any adjournment thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The named proxies above cannot vote your shares unless you sign, and date (on the reverse side) and return this card. If you are a stockholder of record and no instructions are specified, the named proxies will have authority to vote FOR all Director nominees in Proposal 1, and FOR Proposals 2 and 3. If you are a beneficial owner whose shares are held of record by a broker and no instructions are specified, a broker non-vote will occur.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK YOUR VOTE ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

BROADSTONE
NET LEASE, INC.

Broadstone Net Lease, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE		
1.	Election of Directors	FOR	AGAINST	ABSTAIN
	1.01. Laurie A. Hawkes	☐	☐	☐
	1.02. John D. Moragne	☐	☐	☐
	1.03. Michael A. Coke	☐	☐	☐
	1.04. Jessica Duran	☐	☐	☐
	1.05. Laura Felice	☐	☐	☐
	1.06. Richard Imperiale	☐	☐	☐
	1.07. David M. Jacobstein	☐	☐	☐
	1.08. Joseph Saffire	☐	☐	☐
	1.09. James H. Watters	☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	To approve, in a non-binding advisory vote, the compensation of the Company's named executive officers as described in the Company's 2026 proxy statement;	☐	☐	☐
3.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026; and	☐	☐	☐
4.	To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.			

You must register to attend the meeting online and/or participate at www.proxydocs.com/BNL. Registration Deadline: April 27, 2026 at 5:00 PM, Eastern Time

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If the account is held jointly, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date